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Revised Definitive Proxy Materials

EXPLANATORY NOTE:

 This revised proxy statement is being filed solely to correct a typographical error on the vertical axis of the Stock Performance Graph on page 25. The numbers appearing under the horizontal axis were correct in the original filing and continue to be accurate. There have been no other changes to the proxy statement.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
E. I. du Pont de Nemours and Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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	(4)	Proposed maximum aggregate value of transaction:
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☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Annual Meeting - April 27, 2005

March 18, 2005

Dear Stockholder:

You are invited to attend the Company's 2005 Annual Meeting on Wednesday, April 27, 2005, at 10:30 a.m. in the DuPont Theatre, DuPont Building, Wilmington, Delaware.

The enclosed Notice of Annual Meeting and Proxy Statement provide information about the governance of our Company and describe the various matters to be acted upon during the meeting. In addition, there will be a report on the state of the Company's business and an opportunity for you to express your views on subjects related to the Company's operations.

To make it easier for you to vote your shares, you have the choice of voting over the Internet, by telephone, or by completing and returning the enclosed proxy card. The proxy card describes your voting options in more detail. In any case, you may request a ticket for the meeting. If you need special assistance, please contact the DuPont Stockholder Relations Office at 302-774-3034.

The Annual Meeting gives us an opportunity to review our progress as a unified, growth-focused science company. We appreciate your ownership of DuPont, and
I hope you will be able to join us on April 27.

Sincerely,

C. O. Holliday, Jr.

March 18, 2005

To the Holders of Common Stock of
E. I. du Pont de Nemours and Company

NOTICE OF ANNUAL MEETING

The Annual Meeting of Stockholders of E. I. DU PONT DE NEMOURS AND COMPANY will be held on Wednesday, April 27, 2005, at 10:30 a.m. local time, in the DuPont Theatre in the DuPont Building, 1007 Market Street, Wilmington, Delaware. The meeting will be held to consider and act upon the election of directors, the ratification of the Company's independent registered public accounting firm, stockholder proposals described in the
Proxy Statement and such other business as may properly come before the meeting.

Holders of record of DuPont Common Stock at the close of business on March 7, 2005, are entitled to vote at the meeting.

This notice and the accompanying proxy materials are sent to you by order of the Board of Directors.

Mary E. Bowler Secretary

      YOUR VOTE IS IMPORTANT. THERE ARE THREE WAYS TO VOTE:

          ☐    By Internet, or

          ☐    By telephone, or

          ☐    Sign, date and return your proxy card in the enclosed envelope as soon as possible.

Registered stockholders and holders of shares in the Company's U.S. employee benefit plans may access their proxy materials electronically next year by visiting the Internet website www.econsent.com/dd. Stockholders with brokerage accounts can determine if their brokers offer electronic delivery by visiting www.icsdelivery.com.

2005 ANNUAL MEETING OF STOCKHOLDERS

          Proxy Statement

General Information	1
Governance of the Company	2
Board of Directors	3
Corporate Governance Guidelines	3
Committees of the Board	8
Committee Membership	9
Communications with the Board and Directors	10
Code of Business Conduct and Ethics	10
Office of the Chief Executive	10
Audit Committee Report	11
Directors' Compensation	12
Election of Directors	13
Nominee Biographies	13
Other Information
Ownership of Company Stock	16
Compensation Committee Report on Executive Compensation	17
Summary Compensation Table	21
Stock Option Grants Table	22
Option Exercises/Year-End Values Table	23
Long-Term Incentive Plan Awards Table	23
Stock Performance	25
Retirement Benefits	26
Ratification of Independent Registered Public Accounting Firm	27
Stockholder Proposal on
Government Service	28
International Workplace Standards	29
Executive Compensation	31
Animal Testing	33
Genetically Modified Food	35
Performance-Based Options	37
Disclosure of PFOA Costs	39
Audit Committee Charter	A-1
Summary of Audit Committee Policy on Pre-approval of Services Performed by the Independent Registered Public Accounting Firm	A-4
Compensation Committee Charter	B-1
Corporate Governance Committee Charter	C-1
Director Nomination Process	C-2

Proxy Statement

The enclosed proxy materials are being sent at the request of the Board of Directors of E. I. du Pont de Nemours and Company to encourage you to vote your shares at the Annual Meeting of Stockholders to be held April 27, 2005. This Proxy Statement contains information on matters that will be presented at the meeting and is provided to assist you in voting your shares.

 The Company's 2004 Annual Report on SEC Form 10-K, containing management's discussion and analysis of financial condition and results of operations of the Company and the audited financial statements, and this Proxy Statement were distributed together beginning March 18, 2005.

General Information

Who May Vote

All holders of record of DuPont Common Stock as of the close of business on March 7, 2005 (the record date) are entitled to vote at the meeting. Each share of stock is entitled to one vote. As of the record date, 994,137,391 shares of DuPont Common Stock were outstanding. A majority of the shares voted in person or by proxy is required for the approval of each of the proposals described in this Proxy Statement. Abstentions and broker non-votes are not counted in the vote.

How to Vote

Even if you plan to attend the meeting you are encouraged to vote by proxy. You may vote by proxy in one of the following ways:

•
By Internet at the address listed on the proxy card.

•
By telephone using the toll-free number listed on the proxy card.

•
By returning the enclosed proxy card (signed and dated) in the envelope provided.

 When you vote by proxy, your shares will be voted according to your instructions. If you sign your proxy card but don't specify how you want your shares to be voted, they will be voted as the Board of Directors recommends. You can change or revoke your proxy by Internet, telephone or mail at any time before the polls close at the Annual Meeting.

Shares Held In Savings and
Stock Purchase Plans

If you participate in one of the following plans, your voting instruction card will include the shares you hold in the plan:

    DuPont 401(k) and Profit Sharing Plan for
        DuPont Holographics, Inc.,
        DuPont Display Solutions, Inc. and
        DuPont Displays

    DuPont Powder Coatings USA
        Profit Sharing Plan

    DuPont Savings and Investment Plan

    Pioneer Hi-Bred International, Inc.
        Savings Plan

    Solae Savings Investment Plan

    Thrift Plan for Employees of Sentinel
        Transportation, LLC

 The plan trustees will vote according to
the instructions received on your proxy. If proxies for shares in savings plans are not received by Internet, telephone or mail, those shares will be voted at the discretion of the trustees.

Proxy Statement Proposals

At each annual meeting stockholders are asked to elect directors to serve on the Board of Directors and to ratify the appointment of our independent registered public accounting firm for the year. Other proposals may be submitted by the Board of Directors or stockholders to be included in the proxy statement. To be considered for inclusion in the 2006 Annual Meeting Proxy Statement, stockholder proposals must be received by the Company no later than November 19, 2005.

Proxy Committee

The Proxy Committee is composed of directors of the Company who vote as instructed the shares of DuPont Common Stock for which they receive proxies. Proxies also confer upon the Proxy Committee discretionary authority to vote the shares on any matter which was not known to the Board of Directors a reasonable time before solicitation of proxies, but which is properly presented for action at the meeting.

Solicitation of Proxies

The Company will pay all costs relating to the solicitation of proxies. Georgeson Shareholder Communications, Inc. has been retained to assist in soliciting proxies at an estimated cost of $10,000 plus reasonable expenses. Proxies may be solicited by officers, directors and employees of the Company personally, by mail, or by telephone or other electronic means. The Company will also reimburse brokers, custodians, nominees and fiduciaries for reasonable expenses in forwarding proxy materials to beneficial owners of DuPont stock.

Secrecy in Voting

As a matter of policy, proxies, ballots and voting tabulations that identify individual stockholders are held confidential by the Company. Such documents are available for examination only by the independent tabulation agents, the independent inspectors of election and certain employees associated with tabulation of the vote. The identity of the vote of any stockholder is not disclosed except as may be necessary to meet legal requirements.

Governance of the Company

Strong corporate governance is an integral part of the Company's core values, supporting the Company's sustainable growth mission. DuPont is committed to having sound corporate governance principles and practices. Please visit the Company's website at www.dupont.com, under the "Investor Center" caption, for the Board's Corporate Governance Guidelines, the Board-approved Charters for the Audit, Compensation and Corporate Governance Committees and related information. You may also write to the Corporate Secretary to obtain a free copy of these Guidelines and Charters.

DUPONT BOARD OF DIRECTORS

CORPORATE GOVERNANCE GUIDELINES

              These Guidelines serve as an important framework for the Board's corporate governance practices and to assist the Board in carrying out its responsibilities effectively. The Board reviews these Guidelines periodically and may modify them as appropriate to reflect the evolution of its governance practices.

The Board

    Responsibility

The Board has an active responsibility for broad corporate policy and overall performance of the Company through oversight of management and stewardship of the Company to enhance the long-term value of the Company for its shareholders and the vitality of the Company for its other stakeholders.

    Role

             In carrying out its responsibility, the Board has specific functions, in addition to the general oversight of management and the Company's business performance, including providing input and perspective in evaluating alternative strategic initiatives; reviewing and, where appropriate, approving fundamental financial and business strategies and major corporate actions; ensuring processes are in place to maintain the integrity of the Company; evaluating and compensating the CEO; and planning for CEO succession and monitoring succession planning for other key positions.

    Duties

             Directors are expected to expend sufficient time, energy and attention to assure diligent performance of their responsibility. Directors are expected to attend meetings of the Board, its Committees on which they serve, and the Annual Meeting of Shareholders; review materials distributed in advance of the meetings; and make themselves available for periodic updates and briefings with management via telephone or one-on-one meetings.

    Leadership

             The positions of Chairman of the Board and CEO are held by the same person, except in specific circumstances.

    Independence

             A majority of the Board are independent directors in accordance with the standards of independence of the New York Stock Exchange and as described in the Guidelines. See pages 6-7. The Corporate Governance Committee as well as the Board annually reviews relationships that Directors may have with the Company to make a determination of whether there are any material relationships that would preclude a Director being independent.

    Qualifications

             Directors are selected for their integrity and character, sound, independent judgment, breadth of experience, insight and knowledge, and business acumen. Leadership skills, scientific or technology expertise, familiarity with issues affecting global businesses in diverse industries, prior government service, and diversity are among the relevant criteria, which will vary over time depending on the needs of the Board. The Corporate Governance Committee considers candidates for potential nomination to recommend for approval by the full Board.

              The Board does not limit the number of other public company boards that a Director may serve on. However, the Corporate Governance Committee considers the number of boards a Director sits on. Directors are encouraged to limit the number of other public company boards to take into account their time and effectiveness and are expected to advise the Chairman in advance of serving on another board.

              When a Director's principal responsibilities or business association changes significantly, the Director will tender his or her resignation to the Chairman for consideration by the Corporate Governance Committee of the continued appropriateness for Board service.

              No Director may stand for reelection to the Board after reaching age 70. An employee Director retires from the Board when retiring from employment with the Company, with the exception of the former CEO. The Board may in unusual circumstances and for a limited period ask a Director to stand for reelection after the prescribed retirement date.

    Orientation and Continuing Education

             New Directors participate in an orientation process to become familiar with the Company and its strategic plans and businesses, significant financial matters, core values including ethics, compliance programs, corporate governance practices and other key policies and practices through a review of background materials, meetings with senior executives and visits to Company facilities. The Corporate Governance Committee is responsible for providing guidance on Directors' continuing education.

    Compensation

             The Board believes that compensation for outside Directors should be competitive. DuPont common stock is a key component with payment of a portion of Director compensation as DuPont stock, options or similar form of equity-based compensation, combined with stock ownership guidelines requiring all outside Directors to hold DuPont stock equal at least to five times the annual retainer within five years. The Compensation Committee reviews periodically the level and form of Director compensation and, if appropriate, proposes changes for consideration by the full Board.

    Annual Self-Evaluation

             The Board and each Committee make an annual self-evaluation of its performance with a particular focus on overall effectiveness. The Corporate Governance Committee is responsible for overseeing the self-evaluation process.

    Access to Management and Advisors

             Directors have access to the Company's management and, in addition, are encouraged to visit the Company's facilities. As necessary and appropriate, the Board and its Committees may retain outside legal, financial or other advisors.

Board Meetings

    Selection of Agenda Items

             The Chairman establishes the agenda for Board meetings, in conjunction with Chairs of the Committees. Directors are encouraged to suggest items for inclusion on the agenda and may raise subjects not specifically on the agenda.

    Attendance of  Senior Executives

             The Board welcomes regular attendance of senior executives to be available to participate in discussions. Presentation of matters to be considered by the Board are generally made by the responsible executive.

    Executive Sessions

             Regularly scheduled Board meetings include a session of all Directors and the
CEO. In addition, the Board meets in regularly scheduled executive sessions without the participation of the CEO or other senior executives. The presiding director is generally the Chair of the Corporate Governance Committee, unless there is a matter within the responsibility of another Committee, such as CEO evaluation and compensation, when the Chair of that Committee presides.

Leadership Assessment

    Succession Planning

             The Board plans for succession to the position of CEO. The Compensation Committee oversees the succession planning process. To assist the Board, the CEO periodically provides the Board with an assessment of senior executives and their potential to succeed to the position of CEO, as well as perspective on potential candidates from outside the Company. The Board has available on a continuing basis the CEO's recommendation should he/she be unexpectedly unable to serve. The CEO also provides the Board with an assessment of potential successors to key positions.

    CEO Evaluation and Compensation

             Through an annual process overseen and coordinated by the Compensation Committee, independent Directors evaluate the CEO's performance and set the CEO's compensation.

Guidelines for Determining the Independence
of DuPont Directors

It is the expectation and practice of the Board that, in their roles as members of the Board, all members will exercise their independent judgment diligently and in good faith, and in the best interests of the Company and its shareholders as a whole, notwithstanding any member's other activities or affiliations.

However, in addition, the Board has determined that a majority of its members should be "independent" in that they are free of any material relationship with the Company or Company management, whether directly or as a partner, shareholder or officer of an organization that has a material relationship with the Company. In furtherance of this objective, the Board has adopted the following Guidelines for determining whether a member is considered "independent".

The Board will re-examine the independence of each of its members once per year and again if a member's outside affiliations change substantially during the year.

For purposes of these Guidelines, "members of his/her immediate family" and similar phrases will mean a person's spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than an employee) who shares the person's home. "The Company" means the Company and all of its consolidated subsidiaries.

  1.
  Regardless of other circumstances, a Board member will not be deemed independent if s/he does not meet the independence standards adopted by the New York Stock Exchange (see page 7), or any applicable legal requirement.

  2.
  Except in special circumstances, as determined by a majority of the independent members of the Board, the following relationships will be considered not to be material relationships that would affect a Board member's independence:

  (a)
  If the Board member is an executive officer or employee, or any member of his/her immediate family is an executive officer, of a bank to which the Company is indebted, and the total amount of the indebtedness does not exceed one percent (1%) of the total assets of the bank for any of the past three (3) years.

  (b)
  If the Board member or any member of his/her immediate family serves as an officer, director or trustee of a charitable or educational organization, and contributions by the Company do not exceed the greater of one million dollars (US $1,000,000) or two percent (2%) of such organization's annual consolidated gross revenues, including annual charitable contributions, for any of the past three (3) years.

  3.
  If a Board member has a relationship that exceeds the thresholds described in Section 2 above, or another significant relationship with the Company or its management that is not described in Section 2 above, then the Board will determine by a majority of the independent members whether that member's relationship would affect the Board member's independence.

  4.
  The Board will consider all relevant facts and circumstances in determining independence.

  5.
  Any determinations of independence made pursuant to Section 3 above will be disclosed in the Company's annual meeting proxy statement.

Current New York Stock Exchange standards state that a director will not be independent:

    (a)
    If the Board member is, or has been within the last three (3) years, an employee or any member of his/her immediate family is, or has been within the last three (3)
    years, an executive officer of the Company;

    (b)
    If the Board member is a current employee/partner, or if any member of his/her immediate family is a current partner or a current employee of the Company's auditor that participates in the firm's audit, assurance or tax compliance (but not tax planning) practice, or the Board member or his/her immediate family was within the last three (3) years (but is no longer) a partner or employee of the firm and personally worked on the Company's audit within that time;

    (c)
    If the Board member or any member of his/her immediate family is, or in the last three (3) years has been, employed as an executive officer of another company where the Company's present executive officers at the same time serve/served on that company's compensation committee;

    (d)
    If the Board member is a current employee, or if any member of his/her family is a current executive officer, of another company that makes payments to, or receives payments from, the Company for property or services which exceed the greater of one million dollars (US $1,000,000) or two percent (2%) of the other company's annual consolidated gross revenues for any of the last three (3) years; or

    (e)
    If the Board member, or a member of his/her immediate family, has received more than one hundred thousand dollars (US $100,000) in direct compensation from the Company (other than director and committee fees and pension or other forms of deferred compensation for prior service which are not contingent in any way on continued service) during any twelve-month period within the last three (3) years.

Committees of the Board
Audit Committee	Responsibilities include: ☐ Employs the independent registered public accounting firm, subject to stockholder ratification, to audit the Company's consolidated financial statements.
☐ Pre-approves all services performed by the independent registered public accounting firm.
☐ Provides oversight on the external reporting process and the adequacy of the Company's internal controls.
☐ Reviews the scope of the audit activities of the independent registered public accounting firm and the Company's internal auditors and appraises audit efforts of both.
☐ Reviews services provided by the independent registered public accounting firm and other disclosed relationships as they bear on the independence of the independent registered public accounting firm.
☐ Establishes procedures for the receipt, retention and resolution of complaints regarding accounting, internal controls or auditing matters.

All members of the Audit Committee are independent directors under the Board's Corporate Governance Guidelines and applicable regulatory and listing standards. The Board has determined that Dr. Curtis Crawford is an audit committee financial expert within the meaning of applicable SEC rules.

See the Audit Committee Report on page 11. The Audit Committee Charter is attached at Appendix "A" and is available on the Company's website (www.dupont.com). A summary of The Audit Committee Policy on Pre-approval of Services Performed by the Independent Registered Public Accounting Firm is attached at Appendix "A-1."
Compensation Committee	Responsibilities include: ☐ Establishes executive compensation policy consistent with corporate objectives and stockholder interests.
☐ Oversees process for evaluating CEO performance against Board-approved goals and objectives and recommends to the Board compensation for the CEO.
☐ Administers grants under the Company's compensation plans.
☐ Oversees succession planning process for the CEO and key leadership.
All members of the Compensation Committee are independent directors under the Board's Corporate Governance Guidelines and applicable regulatory and listing standards.
See the Compensation Committee Report on page 17. The Compensation Committee Charter is attached at Appendix "B" and is available on the Company's website (www.dupont.com).
Corporate Governance Committee
Responsibilities include:
☐    Recommends to the Board nominees for election to the Board of Directors.
☐ Reviews principles, policies and procedures affecting directors and the Board's operation and effectiveness.
☐ Oversees evaluation of the Board and its effectiveness.
All members of the Corporate Governance Committee are independent directors under the Board's Corporate Governance Guidelines and applicable regulatory and listing standards.
The Corporate Governance Charter is attached at Appendix "C" and is available on the Company's website (www.dupont.com). A description of the Director Nomination Process is attached at Appendix "C-1."

Environmental Policy Committee	Responsibilities include: ☐ Reviews the Company's environmental policies and practices. ☐ Provides support for the Company's sustainable growth mission.
Strategic Direction Committee	Responsibilities include: ☐ Reviews the strategic direction of the Company's major business segments. ☐ Reviews significant trends in technology and their anticipated impact on the Company.

Committee Membership

The following chart shows the current committee membership and the number of meetings that each Committee held in 2004.

Director	Audit Committee	Compensation Committee	Corporate Governance Committee	Environmental Policy Committee	Strategic Direction Committee

Alain J. P. Belda		X			X
Richard H. Brown			X		X

Curtis J. Crawford	X		C
John T. Dillon	X				X

Louisa C. Duemling				X
Charles O. Holliday, Jr.					C

Deborah C. Hopkins	X
Lois D. Juliber		C			X

Masahisa Naitoh				X
William K. Reilly			X	C

H. Rodney Sharp, III	X	X
Charles M. Vest	C

Number of Meetings in 2004	11	6	7	2	2

    C = Chair

 Directors fulfill their responsibilities not only by attending Board and committee meetings but also through communication with the Chairman and Chief Executive Officer and other members of management relative to matters of mutual interest and concern to the Company.

  In 2004, nine meetings of the Board were held. Each director attended at least 88% of the aggregate number of meetings of the Board and the committees of the Board on which the director served. Attendance at these meetings averaged 96% among all directors in 2004.

  As provided in the Board's Corporate Governance Guidelines, directors are expected to attend the Company's Annual Meetings of Stockholders. All directors attended the 2004 Annual Meeting.

Communications with the Board and Directors

Stockholders and other parties interested
in communicating directly with the Board, presiding director or other outside director may do so by writing in care of the Corporate Secretary. The Board's independent directors have approved procedures for handling correspondence received by the Company and addressed to the Board, presiding director or other outside director. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company's internal audit function and handled in accordance with procedures established by the Audit Committee with respect to such matters, which include an anonymous toll-free hotline (1-800-476-3016).

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics for Directors with provisions specifically applicable to directors. In addition, the Company has a long-standing Business Ethics Policy and Business Conduct Guide applicable to all employees of the Company, including executive officers. The Business Ethics Policy, Business Conduct Guide and Code of Business Conduct and Ethics for Directors are available on the Company's website (www.dupont.com). Copies of these documents may also be obtained free of charge by writing to the Corporate Secretary.

Office of the Chief Executive

The Office of the Chief Executive (OCE) has responsibility for the overall direction and operations of all the businesses of the Company and broad corporate responsibility in such areas as corporate financial performance, environmental leadership and safety, development of global talent, research and development and global effectiveness. All seven members are executive officers.

Audit Committee Report

The Audit Committee of the Board of Directors (the "Committee") assists the Board in fulfilling its oversight responsibilities with respect to the external reporting process and the adequacy of the Company's internal controls. Specific responsibilities of the Committee are set forth in the Audit Committee Charter adopted by the Board and last amended and restated effective February 1, 2004. The Charter is attached to this Proxy Statement at Appendix "A."

The Committee is comprised of five directors, all of whom meet the standards of independence adopted by the New York Stock Exchange and the Securities and Exchange Commission. Subject to stockholder ratification, the Committee appoints the Company's independent registered public accounting firm. The Committee approves in advance all services to be performed by the Company's independent registered public accounting firm in accordance with the Committee's Policy on Pre-approval of Services Performed by the Independent Registered Public Accounting Firm. A summary of the Policy is attached to this Proxy Statement at Appendix "A-1."

Management is responsible for the Company's financial statements and reporting process, for establishing and maintaining an adequate system of internal control over financial reporting, and for assessing the effectiveness of the Company's internal control over financial reporting. PricewaterhouseCoopers LLP (PwC), the Company's independent registered public accounting firm, is responsible for auditing the Company's consolidated financial statements, for attesting to Management's Report on Internal Control over Financial Reporting, and for assessing the effectiveness of internal control over financial reporting. The Committee has reviewed and discussed the Company's 2004 annual report on Form 10-K, including the audited consolidated financial statements of the Company and Management's Report on Internal Control over Financial Reporting for the year ended December 31, 2004 with management and with representatives of PwC.

The Committee has also discussed with
PwC matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended. The Committee has received from PwC the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with PwC its independence.

The Committee has also considered whether the provision to the Company by PwC of limited nonaudit services is compatible with maintaining the independence of PwC. The Committee has satisfied itself as to the independence of PwC.

Based on the Committee's review of the audited consolidated financial statements of the Company, and on the Committee's discussions with management of the Company and with PwC, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004.

  AUDIT COMMITTEE

  Charles M. Vest, Chair
  Curtis J. Crawford
  John T. Dillon
  Deborah C. Hopkins
  H. Rodney Sharp, III

Directors' Compensation

Effective for 2005 the Company changed the compensation for nonemployee directors by eliminating the annual grant of options and replacing this with an equally valued ($85,000) grant of time-vested restricted stock units, payable in cash. In 2005, each nonemployee director received a grant of 1,770 time-vested restricted stock units. Dividend equivalents will be applied to the units. Units will vest in three equal annual installments, and receipt may be deferred to a director's retirement. All nonemployee directors also receive an annual cash retainer fee of $50,000 and annual cash compensation for committee service. A change was made in 2005 to increase the pay $7,000 for the Chair of the Audit Committee. Compensation for committee service is now as follows: (a) committee members receive $9,000, (b) the Chair of the Audit Committee receives $25,000, and (c) other committee chairs receive $18,000.

 An employee director receives no additional compensation for Board service.

 Stock ownership guidelines require each nonemployee director to hold DuPont Common Stock equal to at least five times the annual retainer. Directors have up to five years to achieve the required stock ownership. Ten of eleven directors currently meet or exceed the ownership requirements. The remaining director has four years to obtain the guideline level.

 Under the DuPont Stock Accumulation and Deferred Compensation Plan for Directors,
a director may defer all or part of the Board and committee fees in cash or stock units until a specified year, until retirement as a director or until death. Interest accrues on deferred cash payments and dividend equivalents accrue on deferred stock units. Eight directors elected to defer payment of directors' fees for 2005.

 The Company's retirement income plan for nonemployee directors was discontinued in 1998. Nonemployee directors who began their service on the Board before the plan's elimination continue to be eligible to receive benefits under the plan provided they have served as a director for at least five years. Annual benefits payable under the plan equal one-half of the annual Board retainer (exclusive of any committee compensation and stock, restricted stock units or option grants) in effect at the director's retirement. Benefits are payable for the lesser of life or ten years.

 The Directors' Charitable Gift Plan was established in 1993. After the death of a director, the Company will donate five consecutive annual installments up to $200,000 each to tax-exempt educational institutions or charitable organizations recommended by the director and approved by the Company.

 A director is fully vested in the Plan after five years of service as a director or upon death or disability. The Plan is unfunded; the Company does not purchase insurance policies to satisfy its obligations under the Plan. The directors do not receive any personal financial or tax benefit from this program because any charitable, tax deductible donations accrue solely to the benefit of the Company. Employee directors may participate in the Plan if they pay their allocable cost.

 The Company also maintains $300,000 accidental death and disability insurance on nonemployee directors.

1 — ELECTION OF DIRECTORS

The 11 nominees for election as directors are identified on pages 13 through 15. All nominees are now members of the Board of Directors. One current director, Deborah C. Hopkins, is not standing for election.

 The Board has determined that, except for C. O. Holliday, Jr., the Chairman and CEO, each of the nominees is independent within the meaning of the Guidelines for Determining the Independence of DuPont Directors set forth in the Board's Corporate Governance Guidelines. See pages 6-7.

 The Board knows of no reason why any nominee would be unable to serve as a director. If any nominee should for any reason become unable to serve, the shares represented by all valid proxies will be voted for the election of such other person as the Board of Directors may designate following recommendation by the Corporate Governance Committee, or the Board
may reduce the number of directors to eliminate the vacancy.

 The following material contains information concerning the nominees, including their recent employment, other directorships, and age as of the 2005 Annual Meeting.

ALAIN J. P. BELDA, 61                           Director since 2000
Chairman and Chief Executive Officer of Alcoa Inc., the world's largest producer of primary aluminum, fabricated aluminum and alumina. He formerly served as president and chief executive officer, president and chief operating officer, vice chairman, and executive vice president of Alcoa, Inc. Mr. Belda is a director of Alcoa Inc. and Citigroup Inc. He also serves as a trustee of Brown University and The Conference Board.

RICHARD H. BROWN, 57                           Director since 2001
Former chairman and chief executive officer of Electronic Data Systems, a leading global services company, chief executive officer of Cable & Wireless PLC; president and chief executive officer of H&R Block, Inc. and vice chairman of Ameritech Corporation. Mr. Brown is a director of The Home Depot Inc. He is a member of The Business Council, and a former member of the U.S.-Japan Business Council; the French-American Business Council and the President's National Security Telecommunications Advisory Committee.

CURTIS J. CRAWFORD, 57                           Director since 1998
President and Chief Executive Officer of XCEO, Inc, a consulting firm specializing in leadership and corporate governance. He formerly served as president and chief executive officer of Onix Microsystems, Inc. and chairman, president and chief executive officer of ZiLOG, Inc. Dr. Crawford is a director of Agilysys, Inc., ITT Industries, Inc., and ON Semiconductor Company. He also serves as a trustee of DePaul University.

JOHN T. DILLON, 66                           Director since April 2004
Retired chairman and chief executive officer, president and chief operating officer and executive vice president—packaging of International Paper, a global paper and paper distribution, packaging and forest products company. He is a director of Caterpillar, Inc. and Kellogg Company. A member of The Business Council, Mr. Dillon is a former chairman of The Business Roundtable, was a member of the President's Advisory Council on Trade Policy and Negotiations and served as chairman of the National Council on Economic Education.
LOUISA C. DUEMLING, 69 Director since 1982 A trustee of the Maryland/DC Chapter of the Nature Conservancy and a member of the board of managers of Mount Cuba Center, Inc.

CHARLES O. HOLLIDAY, JR., 57                           Director since 1997
Chairman and Chief Executive Officer of DuPont. He is a former president, executive vice president, president and chairman-DuPont Asia Pacific and senior vice president. He is a director of HCA and chairman of The Business Roundtable's Task Force for Environment, Technology and Economy. Mr. Holliday is a founding member of the International Business Council, and a member of the National Academy of Engineering and the Executive Committee of the U.S. Council on Competitiveness. He also serves as a trustee of Winterthur Museum and a member of the board of Catalyst.

LOIS D. JULIBER, 56                           Director since 1995
Vice Chairman of Colgate-Palmolive Company, the principal business of which is the production and marketing of consumer products. She formerly served as chief operating officer, executive vice president-Developed Markets, president, Colgate-Palmolive North America and chief technological officer of Colgate-Palmolive. Ms. Juliber is a director of Goldman Sachs and a member of the board of trustees of Wellesley College and Girls, Inc.

MASAHISA NAITOH, 67                           Director since 2000
Chairman and Chief Executive Officer of the Institute of Energy Economics, Japan. He formerly served as Executive Vice Chairman of ITOCHU Corporation, an international trading company headquartered in Tokyo, Japan, and executive vice president, senior managing director and advisor of ITOCHU. Prior to joining ITOCHU, Mr. Naitoh served in a number of senior policy positions in the Japanese government's Ministry of International Trade and Industry. Mr. Naitoh is a director of Molex Incorporated and an international advisory board member of Total.

WILLIAM K. REILLY, 65                           Director since 1993
Founding Partner of Aqua International Partners, L.P., which finances water supply and wastewater treatment in developing countries. He formerly served as administrator of the United States Environmental Protection Agency, the Payne visiting professor at the Institute for International Studies at Stanford University and president of World Wildlife Fund and The Conservation Foundation. Mr. Reilly is a director of ConocoPhillips, Eden Springs, Evergreen Holdings, Inc., and Royal Caribbean International. He also serves as a trustee of The American Academy in Rome and The National Geographic Society and is chairman of the board of World Wildlife Fund.

H. RODNEY SHARP, III, 69                           Director since 1981
President of the Board of Trustees of Longwood Foundation, Inc., and a director of Wilmington Trust Corporation. He is a trustee and director of Christiana Care Corporation. Mr. Sharp also serves as secretary of the board of Planned Parenthood of Delaware.

CHARLES M. VEST, 63                           Director since 1993
Professor and former president of the Massachusetts Institute of Technology. He is a former provost and vice president of Academic Affairs and dean of Engineering of the University of Michigan. Mr. Vest is a director of International Business Machines Corporation, chair of the advisory board of TIAX, LLC, a fellow of the American Association for the Advancement of Science, and a member of the National Academy of Engineering and the President's Council of Advisors on Science and Technology.

Ownership of Company Stock

The following table includes shares in DuPont beneficially owned by each director and nominee, by each executive officer named in the Summary Compensation Table on page 21 and by all directors and executive officers as a group as of December 31, 2004. Also included are shares of DuPont Common Stock granted in 2005 under the Variable Compensation Plan.

 Under rules of the Securities and Exchange Commission, "beneficial ownership" includes shares for which the individual, directly or indirectly, has or shares voting or investment power, whether or not the shares are held for the individual's benefit.

	Amount and Nature of Beneficial Ownership
	(Number of Shares)

DuPont Common Stock	Direct (1)	Voting or Investment Power (2)	Right to Acquire (3)	Percent of Class (4)

A. J. P. Belda	8,946	—	12,367	—

R. H. Brown	4,619	—	12,367	—

C. J. Crawford	3,665	—	12,367	—

J. T. Dillon	1,000	—	0	—

L. C. Duemling	134,209	239,056	12,367	—

R. R. Goodmanson	77,628	—	963,284	—

J. C. Hodgson	32,759	—	288,217	—

C. O. Holliday, Jr.	173,362	285,300	3,217,290	—

D. C. Hopkins	4,840	—	12,367	—

L. D. Juliber	15,915	600	12,367	—

S. J. Mobley	55,081	—	473,817	—

M. Naitoh	9,764	—	12,367	—

G. M. Pfeiffer	47,305	206,653	563,752	—

W. K. Reilly	22,065	—	12,367	—

H. R. Sharp, III	367,837	6,206,824	12,367	0.7%

C. M. Vest	16,173	—	12,367	—

Directors and Executive Officers as a Group	975,168	6,938,433	5,630,030	1.4%

(1)
These shares are held individually or jointly with others, or in the name of a bank, broker or nominee for the individual's account. Also included are stock units credited under the Variable Compensation Plan, the Salary Deferral and Savings Restoration Plan and the DuPont Stock Accumulation and Deferred Compensation Plan for Directors; restricted stock units credited under the Stock Performance Plan for grants made prior to 2004; and shares resulting from option exercises for which delivery is deferred.

(2)
This column includes other shares over which directors and executive officers have or share voting or investment power, including shares directly owned by certain relatives with whom they are presumed to share voting and/or investment power.

(3)
This column includes shares which directors and executive officers have a right to acquire through the exercise of stock options granted under DuPont's stock option plans.

(4)
Unless otherwise indicated, beneficial ownership of any named individual does not exceed 0.5% of the outstanding shares of the class.

Section 16(a) Beneficial Ownership Reporting Compliance

Directors and executive officers are required to file reports of ownership and changes in ownership of DuPont Common Stock with the Securities and Exchange Commission and the New York Stock Exchange. In 2004, all such reports were filed on a timely basis.

Compensation Committee Report on
Executive Compensation

The Compensation Committee (the "Committee") is responsible for establishing executive compensation policies and programs consistent with corporate objectives and stockholder interests. The Committee's membership is determined by the Board and is composed entirely of independent directors. The Committee meets at scheduled times during the year, and it also considers and takes action by written consent. The Committee Chair reports on Committee actions and recommendations at Board meetings. The Committee engages independent compensation consultants and considers their data and input.

  The Company's executive compensation policy is designed to attract, motivate, reward and retain high quality executives necessary for the leadership of the Company by aligning their interests with those of the stockholders and recognizing the individual and team performance of each executive's effectiveness in meeting the business objectives of the Company. The Company's executive compensation policy is intended to provide each executive a total annual compensation that is commensurate with the executive's responsibilities, experience and demonstrated performance and competitive with a select group of peer companies as well as a larger group of other similarly sized industrial companies.

  When determining variable compensation, the Committee evaluates the Company's corporate performance and annual compensation against the peer group, which are the same companies included in
the peer group index used in the stock performance graph shown on page 25. The policy also provides for competitive long-term compensation opportunity when compared with other major industrial companies, including many of those shown in the peer group index.

Stock Ownership Guidelines

The Committee believes senior leadership should have a significant equity position in the Company. Stock ownership guidelines are in place to better align executive officers and other senior leaders with the interests of stockholders and to encourage a longer-term focus in managing the Company. Stock ownership guidelines vary from a minimum of five times base salary for the CEO to one and one-half times for Vice Presidents. An annual review is conducted to assess compliance with the guidelines. The CEO and other named executive officers exceed the ownership guidelines.

Components of Compensation

Compensation for executive officers consists of the following components: salary, annual variable compensation, and long-term incentive grants consisting of stock options and performance-based and time-vested restricted stock units.

Salary

Consistent with the Company's policy, salaries are about the median of the peer group. Salary increases for executive officers are based on individual contribution and position relative to the median of the peer group. This is the same approach as used for other salaried employees.

Variable Compensation Plan

The Variable Compensation Plan (VCP) provides approximately 6,600 DuPont employees, including executive officers, with total annual compensation that varies up or down based on the performance of the Company, the performance of their business unit and their individual contribution. Typically, 25% of variable compensation is paid in DuPont Common Stock, and senior leaders have the choice of receiving up to 100% in stock.

 As previously approved by stockholders,
the VCP limits the annual maximum funding
to 20% of consolidated net income after deducting 6% of net capital employed. Each year the Committee reviews operating results, excluding all special items, in determining the overall limit on variable compensation. This ensures that the amount available for variable compensation fluctuates in relation to the Company's operating results.

  In determining VCP payments to participants for 2004, the Committee used a formula which consisted of equally weighted components of earnings per share (EPS) (excluding special items) versus the prior year and return on investors' capital (ROIC) versus the average of the peer group.

  Variable Compensation differentiation by business unit is based on after-tax operating income (excluding special items), free cash flow, and revenue versus each unit's financial commitments for the year. In addition, payments may be differentiated by platform and business unit based on a qualitative assessment of performance on the Company's core values: ethics and integrity; workplace environment, treatment and development of people, and strategic staffing (including diversity); and safety, health and environmental stewardship.

  In arriving at the level of payments for 2004, the Committee considered that 2004 EPS (excluding special items) were 143% of 2003, ROIC was 93% of the average of the peer group and average business unit performance was 126% of pre-established performance metrics.

  The combination of the corporate and business unit performance metrics described above resulted in an average payment of 122% of the award target (with individual business unit payouts ranging from 89% to 146%). The Committee approved awards for 2004 that totaled 121% of the 2003 grant.

 Variable compensation payments for 2004 were 43% of the maximum amount available under the VCP limit. Over the past ten years, the Committee has approved payments on average of 48% of the maximum available.

Stock Performance Plan

Long-term incentive grants are made to provide an incentive primarily for employees responsible for the growth and success of the Company. Long-term incentive grants are also intended to encourage the ownership of DuPont stock and thereby further link
the interest of grantees with those of the Company's stockholders. About 2,100 employees, including executive officers, key leaders globally and middle management, received grants in 2004.

  The Committee has established long-term incentive targets for each participating level of responsibility within the Company based on a survey of practices by large industrial companies conducted by Mercer Human Resource Consulting. Mercer's survey included several of the peer group companies used for benchmarking total annual compensation and for the stock performance graph referenced above, as well as other publicly traded companies with multibillion dollar revenues. This broader group of companies, rather than the peer group is used for determining target long-term compensation because of the greater variability in value of long-term compensation plans. Targets for DuPont
are set to be near the median long-term incentive opportunity granted by the survey group.

  Stock options typically are granted annually and individual grants generally range from 0% to 200% of the target for each level of responsibility to reflect employees' future potential and individual performance, including achievement of critical operating tasks in such areas as organizational capacity and strategic positioning. Annual grants are made at market price on the date of grant, vest in one-third increments over three years, and carry a term of six years. Options require DuPont stock price appreciation in order for the grantees to realize any benefit, thereby aligning employee and stockholder interests.

  Beginning with grants made in 2003, the Company has expensed stock options. The Company has never repriced stock options and has no intent to reprice options in the future.

  A reload feature is available for options granted from 1997 through 2003 to facilitate stock ownership by management. Participants are eligible for reload options upon the exercise of those options with the condition that shares received from the exercise are held for at least two years. Reloads are granted as nonqualified stock options at fair market value and have a term equal to the remaining term of the original option. Reload options do not increase the combined number of shares and options held by the executive prior to the exercise. Effective with options granted in 2004, option grants do not include a reload feature.

  The Company's long-term incentive
program uses a blend of stock options, performance-based restricted stock units and time-vested restricted stock units. All options and restricted stock units are granted under the Company's Stock Performance Plan, previously approved by stockholders.

  These vehicles serve to balance a core program of options, intended to reward long-term value creation, with an opportunity to reward appropriate executives for achieving pre-established operational objectives over a mid-term (three year) time horizon. The utilization of time-vested restricted stock units provides capital accumulation opportunities and supports retention goals around key employees. Restricted stock units are paid out in shares of DuPont stock.

  For grants made in 2005, stock options represent 50%-75% of the long-term grant value.

  Performance-based restricted stock units represent about 25% of the 2005 long-term grant value for DuPont corporate officers, who drive the development and execution of business strategy. Units are awarded to participants at the beginning of a three-year performance cycle. At the conclusion of the performance cycle, payouts can range from 0%-200% of the target grant based on pre-established performance-based objectives in both revenue growth and ROIC vs. the peer group, over a three year performance period.

  Time-vested restricted stock units represent 25% of a corporate officer's long-term grant value in 2005. The time-based restrictions will lapse in accordance with guidelines determined by the Committee, generally over a three-year period.

  The Chairman and CEO receives 50% of value in options and 50% of value in performance-based restricted stock units; he does not receive time-vested restricted stock units.

  Participants below the corporate officer level receive 75% of value in options and 25% of value in time-vested restricted stock units.

  In addition to annual grants, special grants of options, time-vested restricted stock units and performance-vested restricted stock units are made to employees to recognize advancement to key senior management positions and/or to recognize significant achievements.

Compensation for the Chief Executive Officer (CEO)

The Committee recommends to the Board specific individual compensation actions for the Chairman and Chief Executive Officer (CEO) based upon evaluation of the CEO's performance against Board-approved goals and objectives. The Committee has the practice of tracking the total annual compensation of CEOs of the peer group to assist in the determination of the compensation of DuPont's CEO. The Committee also monitors the competitive practice of a broader range of Fortune 100 companies. There has been concern over increasing CEO compensation in the market, relative to that of average employees without corresponding accountability for performance. Over the past decade, the position of DuPont's Executive Vice President has been used as an additional benchmark. Total annual cash compensation for the CEO is currently about twice that of the Executive Vice President.

  In reaching its decision on Mr. Holliday's base pay, 2004 variable compensation award, and long-term incentive grants, the Committee noted Mr. Holliday's performance and leadership in achieving strong operational results. The Committee also considered Mr. Holliday's oversight of completion of the sale of the majority of the net assets of the Textiles & Interiors segment, significant progress on corporate-wide efforts to rationalize infrastructure costs and align resources, and the successful launch of the new DuPont. The following compensation actions were reviewed and approved by the Board based on its evaluation of Mr. Holliday's performance:

Base Pay

Mr. Holliday's last salary adjustment was effective January 1, 2003, when he received a three percent increase consistent with the salary adjustments for other senior leaders. At Mr. Holliday's request, his 2004 salary remained at the 2003 level of $1,118,000. For 2005 the Board has approved an increase in salary to $1,255,000. This increase will place his base pay at a level slightly below the expected 2004 median pay for peer group chief executive officers.

Variable Compensation

The computation of Mr. Holliday's 2004 variable compensation grant was consistent with the method followed for other corporate employees, reflecting the 122% award target based on corporate and business unit financial results and an individual performance factor of 120%. Mr. Holliday's variable compensation grant for 2004 was $2,400,000.

Long-term Incentives

In 2004, Mr. Holliday received 245,800 stock options and 64,000 performance-based restricted stock units. In February 2005, the Board approved a grant to Mr. Holliday of 300,000 stock options and 70,000 performance-based restricted stock units.

  * * *

  The federal tax laws impose requirements in order for compensation payable to the CEO and certain executive officers to be fully deductible. The Company has taken appropriate actions to maximize its income tax deduction.

 The Compensation Committee believes the executive compensation programs and practices described above are competitive. They are designed to provide increased compensation with improved financial results and offer additional opportunity for capital accumulation, but only if stockholder value is increased.

  COMPENSATION COMMITTEE

  Lois D. Juliber, Chair
  Alain J. P. Belda
  H. Rodney Sharp, III

COMPENSATION INFORMATION

The following table shows information about the compensation of the Company's chief executive officer and four other highest paid executive officers. Three additional tables provide detailed information about these employees' stock options and restricted stock unit awards.

SUMMARY COMPENSATION TABLE

		Annual Compensation				Long-Term Compensation

Name and Principal Position	Year	Salary	Variable Compensation (Bonus) (1)		Other Annual Compensation	Restricted Stock Awards (2)	Shares Underlying Options Granted	All Other Compensation (3)

C. O. Holliday, Jr. Chairman & Chief Executive Officer	2004 2003 2002	$1,118,000 1,118,000 1,085,000	$2,400,000 1,300,000 2,200,000		— — —	— — —	245,800 464,200 540,000	$33,540 33,293 32,625
R. R. Goodmanson Executive Vice President & Chief Operating Officer	2004 2003 2002	756,400 736,000 714,500	1,006,000 581,000 900,000	(4)	— — —	$590,760 — —	103,500 174,000 300,000	22,665 31,120 21,180
J. C. Hodgson Senior Vice President, Marketing and Sales	2004 2003 2002	492,000 468,000 413,000	581,000 454,000 600,000		— — —	481,360 — —	84,900 107,100 65,000	14,760 13,680 12,045
S. J. Mobley Senior Vice President, Chief Administrative Officer & General Counsel	2004 2003 2002	538,668 513,640 496,270	571,000 367,000 500,000		— — —	363,208 — —	63,200 85,000 135,000	16,160 15,358 14,737
G. M. Pfeiffer Senior Vice President & Chief Financial Officer	2004 2003 2002	532,152 506,020 486,285	771,000 417,000 500,000	(4)	— — —	345,704 — —	60,300 85,000 140,000	15,965 15,120 14,439

(1)
On average about 25% of variable compensation is paid in DuPont Common Stock.

(2)
On February 4, 2004, time-vested restricted stock units were granted under the company's Stock Performance Plan to the above-mentioned named executive officers. Time-vested restricted stock units will vest in one-third increments over three years. Performance-based restricted stock units were also granted on February 4, 2004. See Long-Term Incentive Plan Awards Table on page 23. C. O. Holliday, Jr. received no time-vested restricted stock units. His grant of restricted stock units consisted solely of performance-based units.

At December 31, 2004, the following executive officers held restricted stock in the following aggregate numbers and values based on $49.05 closing price per share: R. R. Goodmanson, 31,727 shares, $1,556,209; J. C. Hodgson, 11,353 shares, $556,865; S. J. Mobley, 8,567 shares, $420,211; and G. M. Pfeiffer, 19,011 shares, $932,490. Dividends on restricted stock are credited to grantees as additional units of restricted stock, payable in DuPont common stock at time of vesting.

(3)
The Company's matching contributions made pursuant to the Company's savings plans, including the following amounts credited under the related savings restoration plan in 2004: $27,503 for C. O. Holliday, Jr.; $16,515 for R. R. Goodmanson; $8,723 for J. C. Hodgson; $10,123 for S. J. Mobley; and $9,928 for G. M. Pfeiffer.

(4)
Includes special bonuses in recognition of outstanding leadership in completion of sale of Invista business: $200,000 for R. R. Goodmanson; $200,000 for G. M. Pfeiffer.

  STOCK OPTION GRANTS TABLE

	Individual Option Grants in 2004(1)				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term (2)

Name	Number of Shares Underlying Options Granted	Percent of Total Options Granted in 2004 (3)	Exercise Price (4)	Expiration Date	0%	5%	10%

C. O. Holliday, Jr.	245,800	3.28%	$43.62	2/4/10	0	$3,650,130	$8,278,544
R. R. Goodmanson	103,500	1.38	43.62	2/4/10	0	1,536,975	3,485,880
J. C. Hodgson	84,900	1.13	43.62	2/4/10	0	1,260,765	2,859,432
S. J. Mobley	63,200.84		43.62	2/4/10	0	938,520	2,128,576
G. M. Pfeiffer	60,300.80		43.62	2/4/10	0	895,455	2,030,904

All Stockholders' Gains	Increase in market value of DuPont Common Stock at assumed rates of stock price appreciation (5)					$14,818,585,790	$33,608,752,149
All Optionees' Gains	As a percent of all stockholders' gains (6)					.75%	.75%

(1)
Stock options are exercisable beginning one to three years from date of grant and have a term of six years.

(2)
Represents total appreciation over the exercise price at the assumed annual appreciation rates of 0%, 5% and 10% compounded annually for the term of the option.

(3)
Options granted in 2004 include a total of 7.5 million options granted to management employees under the Stock Performance Plan.

(4)
The exercise price is the average of the high and low prices of DuPont Common Stock as reported on the NYSE-Composite Transactions Tape on the date of grant.

(5)
Calculated from the $43.62 exercise price applicable to options granted in connection with the normal annual grant under the Stock Performance Plan in 2004 based on the 997,884,565 shares outstanding on the February 4, 2004 grant date for those options.

(6)
Represents potential realizable value for all options granted in 2004 as compared to the increase in market value of DuPont Common Stock at assumed rates of stock price appreciation. Potential realizable value for all options granted in 2004 is calculated from the $43.62 exercise price applicable to options granted in connection with the normal annual grant under the Stock Performance Plan.

AGGREGATED 2004 OPTION EXERCISES/
YEAR-END 2004 OPTION VALUES TABLE

	Option Exercises in 2004		Shares Underlying Unexercised Options Held at Dec. 31, 2004		Value of Unexercised In-the-Money Options Held at Dec. 31, 2003 (2)

Name	Shares Underlying Options	Value Realized (1)	Exercisable	Unexercisable	Exercisable	Unexercisable

C. O. Holliday, Jr.	—	—	1,794,839	1,920,267	$1,848,975	$11,413,671
R. R. Goodmanson	—	—	58,000	1,131,500	655,400	11,760,025
J. C. Hodgson	—	—	94,700	306,700	501,430	2,079,277
S. J. Mobley	70,000	$1,281,740	185,233	403,267	640,613	2,447,763
G. M. Pfeiffer	200	3,925	194,953	463,167	1,266,418	2,754,766

(1)
Represents the pre-tax gain, the difference between the market value of the option shares on the date of exercise and the exercise price.

(2)
Represents the closing price for DuPont Common Stock on December 31, 2004 of $49.05 less the option grant price for all outstanding exercisable and unexercisable options for which the option price is less than the closing price. Exercisable options have been held at least one year from the date of grant (or six months in the case of reload options) and have met applicable stock price hurdles. Unexercisable options have either not met the applicable vesting requirements or price hurdles.

LONG-TERM INCENTIVE PLAN AWARDS TABLE

	Individual Grants in 2004		Estimated Future Payouts Under Long-Term Incentive Plan(1)

Name	Number of Units Awarded	Performance Period Until Maturation or Payout	Threshold (# of shares)	Target (# of shares)	Maximum (# of shares)

C. O. Holliday, Jr.	64,000	2004—06	0	64,000	128,000
R. R. Goodmanson	14,900	2004—06	0	14,900	29,800
J. C. Hodgson	12,200	2004—06	0	12,200	24,400
S. J. Mobley	7,500	2004—06	0	7,500	15,000
G. M. Pfeiffer	7,500	2004—06	0	7,500	15,000

(1)
Performance-based restricted stock units are earned for achieving established corporate objectives of revenue growth and return on investor's capital (ROIC) relative to the Company's peer group, over a three-year performance period beginning in 2004 and ending in 2006. If performance equals the median as compared to the Company's peer group for both revenue growth and ROIC, payout will be 90% of the target amount. Threshold and maximum are based on the grant provisions that actual awards earned can range from zero percent to 200 percent of the target awards.

  Retention Arrangement

 The Company generally does not enter
into agreements with executive officers. However, in connection with the Company's desire to retain R. R. Goodmanson, who joined the Company in 1999 as an external executive hire in the position of Executive Vice President, in July 2004 the Company entered into a retention agreement with Mr. Goodmanson. This retention agreement supersedes the agreement between the Company and Mr. Goodmanson dated April 22, 1999, as amended and restated March 15, 2004.

 Mr. Goodmanson's original agreement provided for a severance payment of two years pay (salary plus variable compensation) in the event of termination by the Company on or before May 1, 2004. The new retention arrangement extends the period through which such a severance benefit is payable until May 1, 2009, and provides that Mr. Goodmanson's target variable compensation award will be used in the calculation of any severance payment.

 The retention agreement further provides that Mr. Goodmanson will be entitled to a special award of $1,000,000 if he remains with the Company through May 1, 2009 or is terminated by the Company (other than for cause) before that date, and that he will be eligible for retiree medical, dental and life insurance coverage regardless of the age at which he retires from the Company.

Stock Performance Information

 The following graph presents the cumulative five-year total return for DuPont Common Stock compared with the S&P 500 Stock Index and a self-constructed peer group of companies. The peer group companies are Alcoa, BASF, Dow Chemical, Eastman Kodak, Ford, General Electric, Hewlett-Packard, Minnesota Mining and Manufacturing, Monsanto, Motorola, PPG Industries, Rohm & Haas and United Technologies.

 The graph assumes that the value of DuPont Common Stock, the S&P 500 Stock Index, and the peer group of companies was each $100 on December 31, 1999 and that all dividends were reinvested. The peer group is weighted by market capitalization.

Retirement Benefits

 Retirement benefits for DuPont employees under the DuPont Pension and Retirement Plan are based on an employee's years of service and average monthly pay during the employee's three highest-paid years. "Average monthly pay" includes regular compensation and 100% of annual variable compensation payments, but excludes other bonuses. The Internal Revenue Code limits the amount of annual benefits that can be paid from the pension trust. Retirement benefits in excess of these limitations are paid from the Company's general revenues under separate, nonfunded pension restoration plans.

	Estimated Annual Retirement Benefits Based on Service of:

Salary and Variable Compensation	30 Years	35 Years	40 Years	45 Years

$800,000	$349,000	$409,000	$469,000	$529,000

1,500,000	664,000	776,000	889,000	1,001,000

2,200,000	979,000	1,144,000	1,309,000	1,474,000

2,900,000	1,294,000	1,511,000	1,729,000	1,946,000

3,600,000	1,609,000	1,879,000	2,149,000	2,419,000

4,300,000	1,924,000	2,246,000	2,569,000	2,891,000

  The table above illustrates the straight life annuity amounts payable under the DuPont Pension and Retirement Plan and pension restoration plans to DuPont employees retiring at age 65 in 2005. Benefits are subject to a Social Security offset which is reflected in the estimated benefits shown in the table. As of normal retirement age (65), the years of service credited for retirement benefits for active DuPont employees named in the Summary Compensation Table on page 21 would be as follows: 43 years for C. O. Holliday, Jr., 13 years for R. R. Goodmanson, 42 years for J. C. Hodgson, 38 years for S. J. Mobley and 40 years for G. M. Pfeiffer.

2 — RATIFICATON OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Article III, Section 5, of the Bylaws provides that it shall be the duty of the Audit Committee to employ, subject to stockholder ratification at each annual meeting, independent public accountants to audit the books of account, accounting procedures and financial statements of the Company for the year and to perform such other duties as prescribed from time to time by the Audit Committee. On April 28, 2004, the stockholders ratified the appointment by the Audit Committee of PricewaterhouseCoopers LLP (PwC) to perform the functions assigned to it in accordance with the Bylaws.

 PwC, an independent registered public accounting firm, has served as the Company's independent accountants continuously since 1954. It is believed that its knowledge of the Company's business gained through this period of service is valuable.

 Past practice required reassignment of the partner responsible for the Company's account no less than every seven years. Current Securities and Exchange Commission rules require reassignment of the lead partner after five years. This rotation provides the Company the benefit of new thinking and approaches in the audit area.

 Fees for services provided by PwC for the past two completed fiscal years ended December 31 (in millions) were as follows:

	2004	2003

Audit Fees	$18.8	$8.9
Audit-Related Fees	$5.4	$12.5
Tax Fees	$0.9	$2.2
All Other Fees	$0.4	$0.1

TOTAL	$25.5	$23.7

 Fees for audit services included the
audit of the Company's consolidated
financial statements, separate audits of its subsidiaries, services associated with regulatory filings, and beginning in 2004, the audit of Management's Report on Internal Control over Financial Reporting and the effectiveness of internal control over financial reporting. Fees for audit-related services primarily included audits of separate financial statements of the Textiles & Interiors businesses which were divested and audits of company-sponsored benefit plans. Tax fees principally included certain tax compliance and planning services. Fees for all other services primarily included miscellaneous consulting.

 The Audit Committee has adopted a Policy on Pre-approval of Services Performed by the Independent Registered Public Accounting Firm. A summary of the Policy appears in this Proxy Statement beginning on page A-4.

 Subject to ratification by the holders
of DuPont Common Stock, the Audit Committee has reemployed PwC as the independent registered public accounting firm to audit the Company's consolidated financial statements for the year 2005 and to render other services as required of them. Representatives of PwC are expected to be present at the meeting and will have an opportunity to address the meeting and respond to appropriate questions.

The Board of Directors recommends
that you vote "FOR"
the following resolution:

RESOLVED: That the action of the
Audit Committee in employing PricewaterhouseCoopers LLP as the independent registered public accounting firm for the year 2005 to perform the functions assigned to it in accordance with Article III, Section 5, of the Bylaws of E. I. du Pont de Nemours and Company hereby is ratified.

3 — STOCKHOLDER PROPOSAL
ON GOVERNMENT SERVICE

Mrs. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue, NW, Suite 215, Washington, DC 20037, owner of 300 shares of DuPont Common Stock, has given notice that she will introduce the following resolution and statement in support thereof:

 RESOLVED: That the stockholders of DuPont assembled in Annual Meeting in person and by proxy hereby request the Board of Directors to have the Company furnish the stockholders each year with a list of people employed by the Corporation with the rank of Vice President or above, or as a consultant, or as a lobbyist, or as legal counsel or investment banker or director, who, in the previous five years have served in any governmental capacity, whether Federal, City or State, or as a staff member of any Congressional Committee or regulatory agency, and to disclose to the stockholders whether such person was engaged in any matter which had a bearing on the business of the Corporation and/or its subsidiaries, provided that information directly affecting the competitive position of the Corporation may be omitted.

Stockholder's Statement

REASONS: Full disclosure on these matters is essential at DuPont because of its many dealings with Federal and State agencies, and because of pending issues forthcoming in Congress and/or State and Regulatory Agencies.

 Last year the owners of 52,780,003 shares, representing approximately 9.1% of shares voting, voted FOR this proposal.

 If you AGREE, please mark your proxy FOR this resolution.

Position of the Board of Directors
The Board of Directors
recommends that you vote
"AGAINST" this proposal.

The Company recruits, selects and retains its directors, officers, employees, consultants and advisors based on their substantive qualifications and expertise and on their ethics and integrity. The Company has a multi-faceted program, including an extensive code of business conduct and ethics policy, to protect against conflicts of interest, the appearance of improper influence, and violations of laws, including those laws applicable to activities of officials after they leave government service.

 The Board of Directors believes the proposal is unnecessary, and would present an administrative burden to the Company without providing any corresponding benefit.

4 — STOCKHOLDER PROPOSAL ON INTERNATIONAL
WORKPLACE STANDARDS

The Office of the Comptroller of New York City, custodian and trustee of the New York City Employees' Retirement System, the New York City Teachers' Retirement System, the New York City Police Pension Fund, the New York City Fire Department Pension Fund, and the custodian of the New York City Board of Education Retirement System (the "funds"), 1 Centre Street, New York, New York 10007, owners of 1,280,248; 962,806; 557,201; 173,796; and 55,470 shares of DuPont Common Stock respectively, and the Paper, Allied-Industrial, Chemical & Energy Workers International Union, P. O. Box 1475, Nashville, Tennessee 37202, owner of 599 shares of DuPont Common Stock have given notice that they will introduce the following resolution and statement in support thereof:

Stockholder's Statement

Whereas, E. I. du Pont de Nemours and Company currently has extensive overseas operations, and

 Whereas, reports of human rights abuses
in the overseas subsidiaries and suppliers
of U.S.-based corporations has led to an increased public awareness of the problems of child labor, "sweatshop" conditions, and the denial of labor rights in U.S. corporate overseas operations, and

 Whereas, corporate violations of human rights in these overseas operations can lead to negative publicity, public protests, and a loss of consumer confidence which can have a negative impact on stockholder value, and

 Whereas, a number of corporations have implemented independent monitoring programs with respected human rights and religious organizations to strengthen compliance with international human rights norms in subsidiary and supplier factories, and

 Whereas, many of these programs incorporate the conventions of the International Labor Organization (ILO) on workplace human rights, and the United Nations' Norms on the Responsibilities of Transnational Corporations with Regard to Human Rights ("UN Norms"), which include the following principles:

1.
All workers have the right to form and join trade unions and to bargain collectively. (ILO Conventions 87 and 98; UN Norms, section D9).

2.
Workers representatives shall not be the subject of discrimination and shall have access to all workplaces necessary to enable them to carry out their representation functions. (ILO Convention 135; UN Norms, section D9).

3.
There shall be no discrimination or intimidation in employment. Equality of opportunity and treatment shall be provided regardless of race, color, sex, religion, political opinion, age, nationality, social origin or other distinguishing characteristics. (ILO Conventions 100 and 111; UN Norms, section B2).

4.
Employment shall be freely chosen. There shall be no use of force, including bonded or prison labor. (ILO Conventions 29 and 105; UN Norms, section D5).

5.
There shall be no use of child labor (ILO Convention 138; UN Norms, section D6), and

 Whereas, independent monitoring of corporate adherence to these internationally recognized principles is essential if consumer and investor confidence in our company's commitment to human rights is to be maintained,

 Therefore, be it resolved that the shareholders request that the company commit itself to the implementation of a code of conduct based on the aforementioned ILO human rights standards and United Nations' Norms on the Responsibilities of Transnational Corporations with Regard to Human Rights, by its international suppliers and in its own international production facilities, and commit to a program of outside, independent monitoring of compliance with these standards.

Position of the Board of Directors
The Board of Directors
recommends that you vote
"AGAINST" this proposal.

The Board of Directors recognizes the importance of being a responsible corporate citizen globally and believes the Company meets the overall objectives of the proposal.

 The Company supports the general intent of the proposal and similar international workplace standards suggested by other organizations. On an ongoing basis the Company reviews principles and codes offered by a wide variety of organizations and examines its own policies and practices in light of such provisions. The Company also meets with advocates of principles and codes to explore issues of mutual concern.

 DuPont is committed to conducting its business with the highest ethical standards and works diligently to be a responsible and respected corporate citizen throughout the world. The Company has had in place for many years a Business Ethics Policy, Business Conduct Guide and Mission Statement addressing many of the matters covered in the standards described in the proposal. DuPont's corporate policies and procedures are applicable to employees in DuPont businesses around the globe.

 The Business Ethics Policy requires employees to affirm on an annual compliance statement that they have conducted business in accordance with the

Company's standards. The Company's Business Conduct Guide emphasizes the responsibility of each employee to comply with all applicable laws and stresses the Company's zero tolerance policy on discrimination and harassment.

 DuPont has long been considered a leader in the area of workplace practices. In the past year alone, the Company has been recognized by numerous U.S. and global organizations for progressive and respectful workplace practices. For example, DuPont was recognized as one of the best employers to work for in countries as diverse as Belgium, Mexico, Brazil, the United States, India and Korea. For more information about DuPont and its people, please visit www.peoplediversity.dupont.com.

 Also, in 2003 DuPont adopted corporate policies regarding child and forced labor. These principles clearly establish that DuPont will not tolerate the exploitation of children or the physical punishment, abuse or involuntary servitude of any worker. These policies are global requirements for DuPont operations and suppliers.

 Several years ago, DuPont was among the first companies to endorse the Global Compact, an initiative of the United Nations. The U.N. Global Compact seeks to have companies and other business associations embrace, support and enact a set of core values in the areas of human rights, labor standards, and environmental practices. The principles of the U.N. Global Compact address essentially all of the tenets referenced in the proposal.

 In addition to endorsing the Global Compact, DuPont supports the Global Reporting Initiative (GRI). The GRI is a multi-stakeholder process and independent institution whose mission is to develop and disseminate globally applicable Sustainability Reporting Guidelines. These Guidelines provide a comprehensive format for organizations to use for reporting on the economic, environmental and social dimensions of their activities, products and services. The Company publishes annually on its website (www.dupont.com) a broad range of data in the GRI format.

 The Board of Directors believes the objectives of this proposal are being addressed through the Company's long-standing Business Ethics Policy, Business Conduct Guide and Mission Statement; endorsement of the Global Compact; adoption and publication of principles on child and forced labor; and active participation in the Global Reporting Initiative.

5 — STOCKHOLDER PROPOSAL
ON EXECUTIVE COMPENSATION

The International Brotherhood of DuPont Workers, P. O. Box 10, Waynesboro, Virginia 22980, owner of 60 shares of DuPont Common Stock, has given notice that it will introduce the following resolution and statement in support thereof:

 RESOLVED: That the stockholders of E. I. du Pont de Nemours and Company, assembled in annual meeting in person and by proxy, hereby recommend the following nonbinding proposal: that the Board of Directors prepare a report, to be made available to shareholders four months after the 2005 Annual Meeting, that shall review the compensation packages provided to senior executives of the Company and address the following.

1.
Ways to link compensation more closely to the Company's financial performance.

2.
Comparison of compensation packages for senior executives with that provided to the lowest paid Company employees in the U.S. and internationally.

3.
Whether there should be a ceiling on compensation provided to senior executives so as to prevent the possibility of excessive compensation.

4.
Whether compensation of senior executives should be adjusted in the event of the layoff of a substantial number of employees.

5.
Ways to link compensation to the Company's social corporate performance (e.g. incentives given for meeting or surpassing certain standards, such as those involving the impact of production on the environment).

Stockholder's Statement

During the time Mr. Holliday has served as CEO, his total compensation has been made up of three elements—salary, cash bonus and stock options. While his salary and bonus has averaged about $3 million per year during that time, that amount has been dwarfed by what he has received in stock options. In just the last three years, Mr. Holliday has received 1.52 million stock options valued by DuPont at between $36 million to $81 million.

 The justification for these increases can be stated this way, although not necessarily by DuPont.

 If it was a profitable year for the Company, then it was a result of the leadership provided by Mr. Holliday.

 If it was not a profitable year for the Company, then this was a result of forces outside of Mr. Holliday's control (e.g. global recession, the price of oil—the excuses are endless) and only as a result of his leadership can we expect a return to profitability.

 Yet for the past three years, the employees in the U.S. who actually produce the products that have made this Company so successful have received a yearly wage increase that has averaged less than 3%. And during this same time period, these employees have seen their contribution toward health care costs amounting to three times what it was previously. For retirees, the picture is even worse, with retirees often paying more in health care costs than they receive from their pension.

 It is time to rethink the criteria used for compensating our senior executives. This proposal will do just that and would be applauded by the employees of DuPont as well as the general public. This would serve DuPont well, given its global stature and prominence in the marketplace.

 If you AGREE, please mark your proxy FOR this resolution.

Position of the Board of Directors
The Board of Directors
recommends that you vote
"AGAINST" this proposal.

The Board shares the underlying objective that the Company's executive compensation policy and programs be linked to business and individual performance and stockholder value. The Company's executive compensation policy is designed to attract, motivate, reward and retain high quality executives necessary for the leadership of the Company by aligning their interests with those of the stockholders, and recognizing the individual and team performance of each executive's effectiveness in meeting the business objectives of the Company.

 The Board believes that the objective of
this proposal is being addressed through
the engaged oversight and work of the Compensation Committee and the Committee's Report on Executive Compensation set forth on pages 17-20 of this Proxy Statement (Report).

 The Report describes how closely executive compensation is linked to the Company's financial performance on an annual, mid-term and long-term basis.

 In 2003, the Compensation Committee worked with an outside consultant to undertake a study of DuPont's executive compensation strategy. As a result, changes implemented in 2004 have further strengthened the link with financial performance by setting pre-established performance-based operational metrics to compensate the Company's senior leadership, using performance-based restricted stock units as more fully described in the Report.

 In addition, the Report describes the link between annual variable compensation and social corporate performance, including performance on the Company's core values—"payments may be differentiated by business unit based on a qualitative assessment of performance on the Company's core values: ethics and integrity; workplace environment, treatment and development of people, and strategic staffing (including diversity); and safety, health and environmental stewardship."

 The Report also describes the steps taken by the Company to address concern over increasing CEO compensation in the market, relative to that of average employees, without corresponding accountability for performance. Over the past decade, the position of DuPont's Executive Vice President has been used as an additional benchmark, with total annual cash compensation for the CEO currently about twice that of the Executive Vice President.

 In the Board's view, the report requested
by the proposal would duplicate the Compensation Committee's ongoing work to review, evaluate and modify the Company's executive compensation policy and programs and to report annually to all stockholders through the Proxy Statement.

6 — STOCKHOLDER PROPOSAL
ON ANIMAL TESTING

The Chicago Exhibitors Corporation, 203-5455 West Boulevard, Vancouver, B.C., V6M 3W5, Canada, owner of 1,751 shares of DuPont Common Stock; Helen Boreham, 4443 Gould Avenue, La Canada, California 91011, owner of 6,156 shares of DuPont Common Stock and Vivian Pyle, 103 Sixpence Court, Williamsburg, Virginia 23185, owner of 2,000 shares of DuPont Common Stock have given notice that they will introduce the following resolution and statement in support thereof:

 Whereas, statistics published by research oversight bodies in North America and Europe document that the vast majority of painful and distressing animal experiments are conducted to satisfy outdated, government-mandated testing requirements1 and that such testing is on the rise;2 and

 Whereas, nearly 60% of animals used in regulatory testing suffer pain ranging from moderate to severe, all the way to pain near, at or above the pain tolerance threshold,3 generally without any pain relief; and

 Whereas, non-animal test methods are generally less expensive,4 more rapid, and always more humane, than animal-based tests; and

1
CCAC Animal Use Survey — 2001:
http://www.ccac.ca/english/FACTS/Facframeaus2001.htm

2
Statistics of Scientific Procedures on Living Animals — Great Britain — 2002. http://www.official- documents.co.uk/document/cm58/5886/5886.htm

3
CCAC Animal Use Survey – 2001

4
Derelanko MJ and Hollinger MA (Eds.).(2002). Handbook of Toxicology, Second Ed, 1414 pp. Washington, DC: CRC Press.

 Whereas, unlike animal tests, non-animal methods have been scientifically validated and/or accepted as total replacements for the following five toxicity endpoints: skin corrosion (irreversible issue damage), skin irritation (milder and reversible damage), skin absorption (the rate of chemical penetration), phototoxicity (an inflammatory reaction caused by the interaction of a chemical with sunlight), and pyrogenicity (a fever-like reaction that can occur when certain intravenous drugs interact with the immune system);

 RESOLVED: That the shareholders request that the Board:

1.
Commit specifically to using only non-animal methods for assessing skin corrosion, irritation, absorption, phototoxicity and pyrogenicity.

2.
Confirm that it is in the Company's best interest to commit to replacing animal-based tests with non-animal methods.

3.
Petition the relevant regulatory agencies requiring safety testing for the Company's products to accept as total replacements for animal-based methods, those approved non-animal methods described above, along with any other currently used and accepted by the Organization for Economic Cooperation and Development (OECD) and other developed countries.

Stockholder's Statement

This resolution is designed to harmonize
the interests of sound science with the elimination of animal-based test methods where non-animal methodologies exist. It seeks to encourage the relevant regulatory agencies to join their peers in accepting validated in vitro and other non-animal test methods. It will not compromise consumer safety or violate applicable statutes and regulations.

 Further, this resolution commits the Company to end animal testing for five specific endpoints in favor of valid non-animal methods. These include the 3T3 Neutral Red Uptake Phototoxicity Test, human skin equivalent tests for corrosivity, and a human blood-based test for pyrogenicity, all of which have been successfully validated through the European Centre for the Validation of Alternative Methods.5 Several non-animal methods have also been adopted as Test Guidelines by the OECD6 (an alliance of 30 member countries including the US, EU, Japan, Canada and Australia). Regulatory agencies in OECD member countries are not at liberty to reject data from non-animal tests for skin corrosion, skin absorption and phototoxicity where such data have been generated in accordance with an OECD Test Guideline.

5
ECVAM website: http://ecvam.jrc.it

6
OECD test guidelines:
http://www.oecd.org/document/22/0.2340.en_2649_
34377_1916054_1_1_1_1.00.html

 We urge shareholders to support this Resolution.

Position of the Board of Directors
The Board of Directors
recommends that you vote
"AGAINST" this proposal.

At present, there are no validated alternatives that would completely replace animal tests, which are required by the laws and regulations of the United States and other countries throughout the world. It is DuPont's policy to only conduct research and testing using laboratory animals when necessary and in the most humane manner. The research and testing must contribute to the protection of health and welfare of humans. DuPont's policy regarding the use of animals for research and testing of products encompasses the use of animals both at DuPont facilities and at laboratories performing work sponsored by DuPont.

 Animals are used for product safety studies to protect worker and consumer health or the environment. Ninety-eight percent of the animals used are rodents. All animals are purchased from licensed suppliers who breed them for research. DuPont laboratories that use animals are licensed and inspected by the U.S. Department of Agriculture (USDA). Additionally, these animal facilities are accredited by the Association for the Assessment and Accreditation of Laboratory Animal Care (AAALAC) International, and have an internal Animal Welfare Committee that includes an outside-nonaffiliated member and a board certified Laboratory Animal Veterinarian.

 DuPont has been successful in reducing the number of animals used in product safety testing as well as in refining test methods to reduce pain or distress that these animals may experience. We continue to look for ways to further reduce, refine and replace our reliance on laboratory animals. We are familiar with and currently utilize the non-animal methods described in the stockholder resolution. We are also active participants in research, development and validation activities for other alternative methods.

 In view of the company's efforts to limit animal testing to only when necessary, and because some animal testing must still be conducted to comply with regulatory requirements and to protect the health and safety of persons who may be exposed to our products, the Board of Directors recommends a vote against this proposal.

7 — STOCKHOLDER PROPOSAL
ON GENETICALLY MODIFIED FOOD

The Christian Brothers Investment Services, Inc., 90 Park Avenue, 29th Floor, New York, New York 10016, owner of 49,304 shares of DuPont Common Stock; The Sisters of Charity of Saint Elizabeth, P. O. Box 476, Convent Station, New Jersey 07961, owners of 1,300 shares of DuPont Common Stock; Benedictine Sisters, 285 Oblate Drive, San Antonio, Texas 78216, owners of 600 shares of DuPont Common Stock; As You Sow Foundation, 311 California Street, Suite 510, San Francisco, California 94104, as representative of Adelaide Gomer, owner of 125 shares of DuPont Common Stock; Sisters of St. Dominic of Caldwell, New Jersey, 52 Old Swartswood Station Road, Newton, New Jersey 07860, owners of 100 shares of DuPont Common Stock; Providence Trust, 515 SW 24th Street, San Antonio, Texas 78207, owner of 4,000 shares of DuPont Common Stock; The Sisters of St. Francis of Philadelphia, 609 South Convent Road, Aston, Pennsylvania 19014, beneficial owners of $2,000 or more worth of shares of DuPont Common Stock; Grand Rapids Dominicans, 2025 East Fulton Street, Grand Rapids, Michigan 49503, owners of 6,562 shares of DuPont Common Stock; and Sisters of Charity of the Incarnate Word, P. O. Box 230969, 6510 Lawndale, Houston, Texas 77223, owners of 100 or more shares of DuPont Common Stock have given notice that they will introduce the following resolution and statement in support thereof:

Stockholder's Statement

Whereas, disclosure of material information is a fundamental principle of our capital markets. Investors, their confidence in corporate bookkeeping shaken, are starting to scrutinize other possible "off-balance sheet" liabilities, such as risks associated with activities harmful to human health and the environment, that can impact long-term shareholder value.

 SEC reporting requirements include disclosure of environmental liabilities and of trends and uncertainties that the company reasonably expects will have a material impact on revenues. Company directors and officers must proactively identify and assess trends or uncertainties that may adversely impact their revenues and disclose the information to shareholders. Public companies are now required to establish a system of controls and procedures designed to ensure that financial information required to be disclosed in SEC filings is recorded and reported in a timely manner.

 Whereas, the FDA does not require producers of genetically engineered (GE) food products to seek prior FDA approval of finished GE food products; nor does the FDA issue assurances as to the safety of these products. Producers of GE-products are merely encouraged to have voluntary safety consultations with the FDA.

 According to Safety of Genetically Engineered Foods: Approaches to Assessing Unintended Health Effects (National Academy of Sciences [NAS] 7/2004): "...there remain sizable gaps in our ability to identify ...unintended adverse effects on human health [of genetically modified organisms]." (p.15)

 No post-marketing surveillance is required
to verify results of pre-market screening for unanticipated adverse health consequences from the consumption of GE food (NAS 7/2004) or environmental impacts from the production of GE crops.

 Gone to Seed (Union of Concerned Scientists) reports that genetically engineered DNA is contaminating U.S. traditional seed stocks of corn, soybeans and canola, and that if left unchecked could disrupt agricultural trade, unfairly burden the organic foods industry, and allow hazardous materials into the food supply.

 Weed resistance to herbicides used widely by farmers who plant genetically engineered herbicide resistant crops, is increasing. (Agriculture Research Service 8/24/04).

 In December 2002, StarLink corn, not approved for human consumption, was detected in a U.S. shipment to Japan. StarLink first contaminated U.S. corn supplies in September 2000, triggering a recall of 300 products.

 Insurers in Germany, the UK and elsewhere are refusing liability coverage for genetically engineered crops, demonstrating heightened concern about the long-term safety of GE crops.

 An August-September 2004 survey of 1,194 grain elevators across the United States conducted by the American Corn Growers Foundation Farmer Choice-Customer First program found that nearly one-quarter (23.7%) reported that they are requiring segregation of biotech corn from conventional corn varieties.

 Despite these potential hazards, DuPont does not include risks associated with genetically modified organisms in its financial reporting.

 RESOLVED: That the board of directors review the company's internal controls related to potential adverse impacts associated with genetically modified organisms, including:

•
reviewing the adequacy of current post-marketing monitoring systems;

•
retaining an independent environmental expert to review the effectiveness of established risk management processes;

•
examining possible impact on seed product integrity, and

•
reporting to shareholders on results.

Position of the Board of Directors
The Board of Directors
recommends that you vote
"AGAINST" this proposal.

The Board of Directors agrees that identification of and comprehensive disclosure of potential liabilities and trends and uncertainties facing the Company is of critical importance to stockholders and other constituencies. The Company currently has in place an extensive system of controls and procedures designed to ensure that issues are surfaced and addressed. The Board therefore believes that the concerns raised in the proposal are already being satisfied. For a wide range of current information on DuPont's activities in the area of biotechnology, please visit www.biotech.dupont.com.

 The Company conducts significant testing on new products before such products are brought to the marketplace. In the area of genetically engineered food products, the pre-market testing is a robust, multi-year process. Each new product undergoes a myriad of laboratory and field tests at every stage of development and commercialization, with such testing lasting for a period of seven to ten years. In addition, new products are subject to U.S. Department of Agriculture and Environmental Protection Agency approval requirements with which the Company fully complies. The Company also participates in the Food and Drug Administration's voluntary pre-market notification program and supports the adoption of a mandatory pre-market notification requirement.

 Under the leadership of the Product Stewardship Council and associated product stewardship teams and networks throughout the Company, DuPont's ongoing product stewardship efforts are designed to assure that the Company's products remain safe and appropriate for use, and that any potential concerns regarding products are identified and addressed in a timely manner. Product stewardship reviews
are conducted on a regular basis by all businesses. Data collected by the Company in any post-market monitoring is integrated fully into the product stewardship process. For example, any significant change in use, regulations or risk information may trigger a new review of the product.

 In recognition of the value of differing viewpoints and perspectives on the dialogue over biotechnology, the Company in 1999 established the Biotechnology Advisory Panel, an independent panel whose mission is "to guide our actions, help us create positions on important issues, and guide and challenge us in the development, testing and commercialization of new products based on biotechnology." The panel's members represent a diversity of international interests, academic and vocational expertise, and cultural backgrounds. The interactive dialogue generated by the work of the Panel has enriched the Company's understanding of potential issues associated with the use of this technology. For a copy of the Biotechnology Advisory Panel's January 2005 report, please visit www.biotech.dupont.com.

 The Company's entity-wide controls and procedures assure that employees from a wide variety of disciplines participate in the preparation of the Company's Securities and Exchange Commission (SEC) disclosure documents. This includes employees with responsibility for biotechnology and genetically engineered food products, who are involved directly in identifying, analyzing and reporting information for disclosure in DuPont's SEC filings. The Board of Directors therefore believes that appropriate information about genetically engineered food products is being reflected in the Company's SEC filings.

8 — STOCKHOLDER PROPOSAL ON
PERFORMANCE-BASED OPTIONS

The International Brotherhood of Electrical Workers Pension Benefit Fund, 1125 Fifteenth Street, NW Washington, DC 20005, beneficial owner of 43,415 shares of DuPont Common Stock, has given notice that it will introduce the following resolution and statement in support thereof:

 RESOLVED: That the shareholders of E. I. du Pont de Nemours and Company
(the "Company"), request that the Compensation Committee of the Board of Directors adopt a policy that all future stock option grants to senior executives shall be performance-based. Performance-based options are defined as follows:
(1) premium-priced stock options, in which the exercise price is set above the market price on the grant date; or (2) performance-vesting options, which vest when a performance target is met.

Stockholder's Statement

As long-term shareholders of the Company, we support executive compensation policies and practices that provide challenging performance objectives and serve to motivate executives to enhance long-term corporate value. We believe that standard fixed-price stock option grants can and often do provide levels of compensation well beyond those merited, by reflecting stock market value increases, not superior performance.

 Our shareholder proposal advocates performance-based stock options in the form of premium-priced or performance-vesting stock options. Premium-priced options entail the setting of an option exercise price above the exercise price used for standard fixed-priced options so as to provide value for stock price performance that exceeds the premium option price. Performance-vesting options encourage strong corporate performance by conditioning the vesting of granted options on the achievement of demanding stock and/or operational performance measures.

 We believe the use of performance-based options will help place a strong emphasis on rewarding superior corporate performance and the achievement of demanding performance goals.

 We urge your support for this important executive compensation reform.

Position of the Board of Directors
The Board of Directors
recommends that you vote
"AGAINST" this proposal.

The Board agrees that executive compensation policies and practices should provide challenging performance objectives and serve to motivate executives to enhance long-term corporate values. We believe, however, that our current long-term incentive program effectively aligns participants' interests with those of our stockholders. It is also our belief that adopting a policy such as that proposed would adversely affect our ability to attract and retain the most qualified senior executives.

 The Compensation Committee, which is comprised of three independent, non-employee directors, administers and oversees all of the Company's compensation programs, including those for senior executives. In 2003, the Compensation Committee, with the assistance of an outside consultant, re-evaluated the Company's executive compensation strategy. As a result, the Company's long-term incentive program was expanded to use a blend of stock options, performance-based restricted stock units and time-vested restricted stock units. These vehicles provide greater incentive for employees responsible for the growth and success of the Company and encourage ownership of DuPont stock, thus strengthening the link between grantees' interests and stockholders' interests.

 Stock option grants are inherently performance-based because their value is directly linked to the Company's stock price over time, thereby reflecting the Company's fundamental performance. In order for grantees to realize any benefit, stock options require DuPont stock price appreciation.

 Similarly, performance-based restricted stock units take into account the Company's overall financial performance relative to pre-established performance-based objectives in both revenue growth and return on investors' capital as compared with the Company's peer group, over a three-year period. Payouts can range from 0% to 200% of the target grant.

 For some levels of management, the Company also utilizes time-vested restricted stock units to provide capital accumulation opportunities and support retention goals for key employees. The CEO receives no time-vested restricted stock units. His grant of restricted stock units consists solely of performance-based units.

 For the reasons cited above, the Board believes that the components of the Company's long-term incentive program are inherently performance-based and align employees' interests with those of DuPont's stockholders. Adoption of this proposal would reduce the Company's flexibility to offer competitive compensation arrangements and its ability to attract and retain the most qualified senior executives. Consequently, we do not believe that this proposal is in the long-term best interests of the Company's stockholders.

9 — STOCKHOLDER PROPOSAL
ON DISCLOSURE OF PFOA COSTS

Mr. John D. Kimmerle, 134 Stillwell Avenue, Kenmore, New York 14217, owner of 1,073 shares of DuPont Common Stock, has given notice that he will introduce the following resolution and statement in support thereof:

 RESOLVED: The shareholders of E. I. du Pont de Nemours and Company ("DuPont") urge the Board of Directors to report by the 2006 annual meeting, at reasonable cost and excluding confidential information, its expenditures by category and specific site (where applicable) for each year from 1981-2004, on attorney's fees, expert fees, lobbying, and public relations/media expenses, relating in any way to the health and environmental consequences of perfluorooctanoic acid ("PFOA") exposures, DuPont's remediation of sites where PFOA is present, and PFOA-related litigation.

Stockholder's Statement

DuPont faces significant liabilities due
to potential health and environmental consequences related to PFOA, a chemical processing aid used in the production of Teflon® and other products. While DuPont has disclosed some information, we believe more transparency of the costs associated with the company's use of PFOA would promote sound corporate governance.

 PFOA, which does not break down in the environment and is detectable in the blood of more than 90% of Americans, has been shown to cause cancer, liver damage, and other problems in animals. 3M—the original supplier of PFOA—stopped producing PFOA in the U.S. in 2000 due to concerns about its environmental impacts. DuPont, now the exclusive U.S. manufacturer of the chemical, has recently become embroiled in legal actions related to PFOA. (Saint Paul Pioneer Press, 10/2/04 & 10/14/04; New York Times, 8/8/04.)

 In a November 2000 internal email, DuPont lawyer John Bowman warned, "We are going to spend millions to defend these lawsuits and have the additional threat of punitive damages hanging over our head." (Document available at
 www.ewg.org/issues/PFCs.)

 Indeed, DuPont has already incurred considerable expenses in PFOA litigation.
In September 2004, DuPont settled a class action lawsuit brought by residents involving PFOA water pollution near a West Virginia plant where DuPont manufactures Teflon®. DuPont will pay at least $108 million under the settlement for new water treatment systems for six West Virginia and Ohio communities, health and education programs, and other costs.

 DuPont could also be required to spend
an additional $235 million for a medical monitoring program for area residents if a DuPont-funded independent panel finds a link between PFOA exposure and disease. In that event, residents would also retain their rights to pursue personal injury suits against the company. (DuPont Form 10Q, 11/5/04.)

 In another case, EPA recently sued the company alleging that for twenty years beginning in 1981, DuPont withheld information from EPA, including the presence of PFOA in blood samples of pregnant DuPont employees and widespread PFOA contamination in local drinking water above the Company's community exposure guidelines. (EPA Notice, 7/8/04.) DuPont faces a potential fine of more than $300 million in the case—an amount almost equal to the company's 2004 third quarter net income. (New York Times, 8/8/04.)

 In our opinion, enhanced disclosure of the potential liabilities and other costs related to

DuPont's use of PFOA would bolster the company's corporate governance image at a time when investors are placing a premium on transparency.

 We urge shareholders to vote FOR this proposal.

Position of the Board of Directors
The Board of Directors
recommends that you vote
"AGAINST" this proposal.

The Board of Directors shares the underlying premise of the proposal that stockholders highly value accurate and complete disclosure of information regarding events or circumstances that have or could have
a significant effect on the financial performance or reputation of the Company. However, in view of the extensive discussion regarding PFOA in the Company's periodic reporting documents required by the securities laws, the additional information voluntarily made available on the Company's website, and the public disclosure of expenditures the Company has agreed to make to settle a PFOA class action lawsuit in West Virginia, the Board of Directors believes that providing more than twenty years of PFOA data in the categories requested by this proposal would be confusing, and would not significantly enhance the extensive current information that is available to stockholders.

 In order to provide investors with an understanding of the Company's results of operations as well as any known trends or uncertainties that have had or will have a material impact on the Company's income, the Federal securities laws have specific requirements relating to the disclosure of costs and expenditures. These rules are designed to provide stockholders and potential investors of the Company with sufficient information to assess the current business results and trends that could affect its future performance. Additionally, the Company has extensive procedures in place to identify developments that must be disclosed, and to ensure that essential information regarding those matters is disseminated to investors in a timely manner.

 In keeping with its disclosure obligations,
the Company has published detailed descriptions of current developments related to PFOA. Furthermore, going beyond the legal requirements, the Company has published a substantial body of information about PFOA on its website. Those disclosures include five items under a General category explaining what PFOA is, ten items under Consumer Product
Safety, four disclosures under EPA Risk Assessment, one news release addressing the West Virginia Employee Health Study and links to the websites of the U.S. Environmental Protection Agency and the Society of Plastics Industry.

 The Company has publicly released information about PFOA costs and expenditures in connection with the settlement of the class action lawsuit in
West Virginia. The settlement obligates the Company to make cash payments and expenditures valued at $85 million, plus attorneys' fees and expenses of $22.6 million. A portion of these settlement expenditures will be used to offer six area water districts a state-of-the-art water treatment system designed to reduce the level of PFOA in the water supply to the lowest practicable levels as specified by the water districts. The estimated cost of this water treatment is $10 million. Additionally, an independent panel of experts will evaluate available scientific evidence on the extent of any probable link between exposure to PFOA and any human disease, including birth defects. This independent panel will also design and conduct a health study in the communities exposed to PFOA, and the Company will fund this study with a portion of the settlement expenditures, estimated to cost $5 million. Finally, if the independent panel concludes that a probable link exists between exposure to PFOA and any diseases, the Company will also fund a medical monitoring program for up to $235 million.

Other Matters

The Board of Directors knows of no other proposals that may properly be presented for consideration at the meeting but, if other matters do properly come before the meeting, the persons named in the proxy will vote your shares according to their best judgment.

APPENDIX "A"

E. I. DU PONT DE NEMOURS AND COMPANY

AUDIT COMMITTEE CHARTER

I.    PURPOSE

              The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities relating to:

•
Monitoring the quality, reliability and integrity of the Company's external financial reporting process;

•
The adequacy of the Company's internal controls particularly with respect to the Company's compliance with legal and regulatory requirements and corporate policy;

•
The independence and qualifications of the Company's independent registered public accounting firm, who shall be accountable to the Audit Committee and the Board of Directors;

•
The performance of the Company's internal audit function and the Company's independent registered public accounting firm; and

•
The preparation of an Audit Committee Report for inclusion in the Company's annual meeting proxy statement, in accordance with applicable rules and regulations.

II.    RESPONSIBILITIES

              The Audit Committee's responsibilities shall include:

•
Subject to shareholder approval, nominating, employing and replacing the independent registered public accounting firm to audit the consolidated financial statements of the Company.

•
Pre-approving all audit and permitted non-audit related services, including the fees related to the provision of such services, to be performed by the Company's independent registered public accounting firm.

•
Reviewing and appraising the audit efforts of the Company's independent registered public accounting firm.

•
Reviewing and appraising the audit efforts of the Company's internal audit function, including reviewing with the independent registered public accounting firm the responsibilities, budget and staffing of the internal audit function.

•
Ensuring that the independent registered public accounting firm submit, at least annually, to the Audit Committee a report describing (1) the independent registered public accounting firm's quality control procedures, (2) all relationships between the independent registered public accounting firm and the Company, and (3) material issues raised by the independent registered public accounting firm's most recent internal quality control review or peer review or by any governmental or professional inquiry or investigation in the most recent five-year period relating to the independent registered public accounting firm's audits. The Audit Committee is responsible for actively engaging in a dialogue with the independent registered public accounting firm with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm. As appropriate, the Audit Committee shall recommend that the Board of Directors take appropriate action in response to the independent registered public accounting firm's report to satisfy itself of their independence.

•
Reviewing with management and the independent registered public accounting firm the Company's financial statements and disclosures under Management's Discussion and Analysis of Financial Condition and Results of Operations to be included in the Company's Annual Report on Form 10-K and in its quarterly reports on Form 10-Q prior to filing such reports with the Securities and Exchange Commission. Such review shall include discussing with the independent registered public accounting firm those matters required to be discussed under generally accepted auditing standards and applicable regulations.

•
Discussing with management the Company's earnings press releases, earnings guidance, and other financial information provided to analysts and rating agencies.

•
Meeting with management periodically to discuss guidelines and policies governing the processes used to assess, monitor and control the Company's major risk exposures, including financial risk exposures.

•
Discussing with the independent registered public accounting firm any problems or difficulties encountered during the course of the audit and any significant disagreements with management.

•
Approving the appointment or removal of the Vice President and General Auditor.

•
Providing an open avenue of communication among and individually with the independent registered public accounting firm, management, the internal audit function, and the Board of Directors, and taking appropriate actions resulting from this interaction.

•
Establishing procedures for the receipt, retention and resolution of complaints regarding accounting, internal controls or auditing matters, including procedures for the confidential, anonymous submission of complaints by employees of the Company.

•
Reviewing and assessing the adequacy of this Charter on an annual basis and recommending changes, if any, to the Board of Directors.

•
Establishing a policy to govern the Company's hiring of employees or former employees of its independent registered public accounting firm.

•
Reporting regularly to the Board.

•
Conducting an annual performance evaluation of the Audit Committee.

III.    COMPOSITION

              The Audit Committee shall be comprised of at least three independent directors. All of the members of the Audit Committee shall be independent as determined under the Board's Corporate Governance Guidelines and the New York Stock Exchange standard and shall be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. In the judgment of the Board, all of the members of the Audit Committee shall be financially literate or become so within a reasonable period of time after his or her appointment to the Audit Committee and at least one member of the Committee shall possess experience and expertise in accounting or financial management.

              The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board. The members of the Audit Committee shall serve until their successors shall be duly elected and qualified.

              The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise it. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent registered public accounting firm to attend a meeting of or to meet with any members of, or consultants to, the Audit Committee.

              The Company shall provide the Audit Committee with a level of funding appropriate for the Audit Committee to carry out its responsibilities.

IV.    MEETINGS

              The Committee shall meet at least six times annually. As part of its job to foster open communication, the Committee shall meet at least annually with management, the Vice President and General Auditor and the independent registered public accounting firm in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately.

V.    LIMITATION OF DUTIES

              While the Audit Committee has the responsibilities and powers set forth in the Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete, accurate and in accordance with generally accepted accounting principles. The independent registered public accounting firm is responsible for planning and conducting audits. Management is responsible for preparing complete, accurate financial statements in accordance with generally accepted accounting principles.

APPENDIX "A-1"

Summary of Audit Committee Policy
on Pre-approval of Services Performed by the Independent Registered Public Accounting Firm

              The independence of the Company's independent registered public accounting firm is critical to ensure the integrity of the Company's financial statements. To assure that the services performed by the independent registered public accounting firm do not impair their independence, the Audit Committee has established a policy governing pre-approval of services to be provided by the independent registered public accounting firm.

              The independent registered public accounting firm will submit a report, which includes an aggregate of services in the following four categories expected to be rendered during the year and the related range of fees, to the Audit Committee for its approval:

1.
Audit services comprise the work necessary for the independent registered public accounting firm to render opinions on the audit of the consolidated financial statements of the Company and on management's assessment and on the effectiveness of the Company's internal controls as specified in §404 of the Sarbanes-Oxley Act, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide. Audit services include separate audits of the Company's subsidiaries, services associated with SEC registration statements, periodic reports and other documents issued in connection with securities offerings.

2.
Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements, including financial statement audits of businesses to be divested, employee benefit plan audits, agreed-upon or expanded audit procedures to meet certain regulatory requirements, and certain attestation services.

3.
Tax services include selected non-U.S. tax compliance and limited assistance with tax audits involving federal, state and international tax consulting projects commenced prior to December 31, 2001.

4.
Other services include attestation services required in connection with governmental requests/reviews and other attestation services performed in connection with nonfinancial information.

              From time to time, circumstances may arise in which it will become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval (e.g., new services or approved services exceeding the pre-approved range of fees). In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

              The Audit Committee has delegated limited pre-approval authority to the Audit Committee Chair. Any services and associated fees approved by the Audit Committee Chair will be reported to the Audit Committee at its next meeting.

APPENDIX "B"

E. I. DU PONT DE NEMOURS AND COMPANY

COMPENSATION COMMITTEE CHARTER

I.    PURPOSE

              The primary purpose of the Compensation Committee is to:

•
Discharge the responsibilities of the Company's Board of Directors relating to compensation of the Company's executive employees;

•
Produce a Report on Executive Compensation for inclusion in the Company's annual meeting proxy statement, in accordance with applicable rules and regulations; and

•
Oversee the succession planning process and personal development for key positions.

II.    RESPONSIBILITIES

              The Compensation Committee's responsibilities shall include:

•
Establishment of the executive compensation policy for the Company consistent with corporate objectives and shareholder interests;

•
Oversight of the process for evaluation of the performance of the Chief Executive Officer, including coordination of input from independent directors regarding the performance of the Chief Executive Officer against Board-approved goals and objectives relevant to CEO compensation;

•
Recommendation to the Board regarding the compensation for the Chief Executive Officer based on the evaluation;

•
Review and approval of compensation for, including employment arrangements with, executive officers other than the CEO;

•
Recommendation to the Board regarding the compensation for nonemployee directors;

•
Administration of grants under the Company's compensation plans, including recommendation to the Board with respect to variable compensation and equity-based plans;

•
Assessment of key leadership talent and monitoring succession planning, development and retention of key current and future leaders;

•
Oversight of the Chief Executive Officer succession planning process;

•
Reporting regularly to the Board; and

•
Annual performance evaluation of the Compensation Committee.

B-1

              In carrying out these responsibilities, the Compensation Committee may

•
Take appropriate action to authorize the issuance of DuPont common stock pursuant to provisions of the Company's compensation and benefit plans;

•
Retain or replace trustees under the Company's benefit plans and take such other actions as may be required by the Company's compensation and benefit plans, related trust agreements or other plan documents;

•
Retain any consultant that the Committee considers appropriate and approve related fees and other retention terms; and

•
Request any officer or employee of the Company or the Company's outside counsel to attend a meeting of or to meet with any members of, or consultants to, the Compensation Committee.

III.    COMPOSITION

              The Compensation Committee shall be comprised of at least three independent directors, each of whom shall be independent as determined under the Board's Corporate Governance Guidelines and the New York Stock Exchange standard and shall be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee.

              The members of the Compensation Committee shall be elected by the Board at the annual organizational meeting of the Board. The members of the Compensation Committee shall serve until their successors shall be duly elected and qualified.

              The Company shall provide the Compensation Committee with a level of funding appropriate for the Compensation Committee to carry out its responsibilities.

IV.    MEETINGS

              The Committee shall meet at least three times annually. The Committee may at its discretion meet with or without management, and with or without any compensation consultant retained by the Committee, in separate executive sessions to discuss any matters that the Committee, management or the compensation consultant believe should be discussed privately.

B-2

APPENDIX "C"

E. I. DU PONT DE NEMOURS AND COMPANY

CORPORATE GOVERNANCE COMMITTEE CHARTER

I.    PURPOSE

              The primary purpose of the Corporate Governance Committee is to:

•
Identify individuals qualified to become Board members consistent with criteria approved by the Board and recommend to the Board nominees for election as directors of the Company, including nominees whom the Board proposes for election as directors at the annual meeting; and

•
Develop and recommend to the Board a set of corporate governance principles for the Company.

II.    RESPONSIBILITIES

              The Corporate Governance Committee's responsibilities shall include:

•
Selection of new directors who shall have the highest personal and professional integrity, who shall have demonstrated exceptional ability and judgment and who shall be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the shareholders;

•
Review and recommendation to the Board on the size, composition and organization of the Board and its committees; directorship policies and practices; Board operations; and associated matters of corporate governance, including committee charters;

•
Guidance on directors' continuing education;

•
Oversight of the evaluation of the Board and its effectiveness;

•
Reporting regularly to the Board; and

•
Annual performance evaluation of the Corporate Governance Committee.

              In carrying out these responsibilities, the Corporate Governance Committee may

•
Consult with the Chairman and Chief Executive Officer in developing recommendations to the Board on potential nominees for election to the Board and such other matters as the Committee considers appropriate; and

•
Retain any search firm that the Committee considers appropriate to be used to identify director candidates and approve related fees and retention terms of such firm.

III.    COMPOSITION

              The Corporate Governance Committee shall be comprised of independent directors, each of whom shall be independent as determined under the Board's Corporate Governance Guidelines and the New York Stock Exchange standard and shall be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee.

              The members of the Corporate Governance Committee shall be elected by the Board at the annual organizational meeting of the Board. The members of the Corporate Governance Committee shall serve until their successors shall be duly elected and qualified.

              The Company shall provide the Corporate Governance Committee with a level of funding appropriate for the Corporate Governance Committee to carry out its responsibilities.

IV.    MEETINGS

              The Committee shall meet at least three times annually. The Committee may at its discretion meet with or without management, and with or without any search firm retained by the Committee, in separate executive sessions to discuss any matters that the Committee, management or the search firm believe should be discussed privately.

APPENDIX "C-1"

Director Nomination Process

               The purpose and responsibilities of the Corporate Governance Committee, described in the Committee's Charter at Appendix C (and available on the Company's website at www.dupont.com), include recommending to the Board nominees for election as directors. The Committee's members are independent under the Board's Corporate Governance Guidelines and the NYSE standard.

              The Committee considers potential candidates suggested by Board members, as well as management, stockholders and others. The Committee does, from time to time, engage a third party to assist in identifying and evaluating potential candidates.

              The Board's Corporate Governance Guidelines describe qualifications for directors: Directors are selected for their integrity and character; sound, independent judgment; breadth of experience, insight and knowledge; and business acumen. Leadership skills, scientific or technology expertise, familiarity with issues affecting global businesses in diverse industries, prior government service, and diversity are among the relevant criteria, which will vary over time depending on the needs of the Board. Additionally, directors are expected to be willing and able to devote the necessary time, energy and attention to assure diligent performance of their responsibility.

              When considering candidates for nomination, the Committee takes into account these factors to assure that new directors have the highest personal and professional integrity, have demonstrated exceptional ability and judgment and will be most effective, in conjunction with other directors, in serving the long-term interest of all stockholders. The Committee will not nominate for election as a director a partner, member, managing director, executive officer or principal of any entity that provides accounting, consulting, legal, investment banking or financial advisory services to the Company.

              The Committee will consider candidates for director suggested by stockholders, applying the factors for potential candidates described above and taking into account the additional information described below. Stockholders wishing to suggest a candidate for director should write to the Secretary of the Company and include:

  •
  A statement that the writer is a stockholder of record (or providing appropriate support of ownership of DuPont stock);
  •
  The name of and contact information for the candidate;
  •
  A statement of the candidate's business and educational experience;
  •
  Information regarding each of the factors described above in sufficient detail to enable the Committee to evaluate the candidate;
  •
  A statement detailing any relationship between the candidate and any customer, supplier or competitor of the Company or any other information that bears on potential conflicts of interest, legal considerations or a determination of the candidate's independence;
  •
  Information concerning service as an employee, officer or member of a board of any charitable, educational, commercial or professional entity;
  •
  Detailed information about any relationship or understanding between the proposing stockholder and the potential candidate; and
  •
  A statement by the potential candidate that s/he is willing to be considered and to serve as a director if nominated and elected.

              Once the Committee has identified a prospective candidate, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee's own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the likelihood that the prospective nominee can satisfy the factors described above. If the Committee determines, in consultation with the Chairman of the Board and other Board members as appropriate, that further consideration is warranted, it may gather additional information about the prospective nominee's background and experience.

              The Committee also considers such relevant factors as it deems appropriate, including the current composition of the Board and specific needs of the Board to assure its effectiveness. In connection with this evaluation, the Committee determines whether to interview the prospective nominee; one or more members of the Committee and other directors, as appropriate, may interview the prospective nominee in person or by telephone. After completing this evaluation, the Committee concludes whether to make a recommendation to the full Board for its consideration.

*    *    *

              For DuPont's 2006 Annual Meeting, the Committee will consider nominations submitted by stockholders of record and received by the Secretary of the Company by December 5, 2005.

DIRECTIONS TO THE DUPONT THEATRE

From Philadelphia on I-95 South

1.
Follow I-95 South to Wilmington.

2.
From right lane take Exit 7A marked "52 South, Delaware Ave."

3.
Follow exit road (11th Street) marked "52 South, Business District."

4.
Continue on 11th Street bearing left through Delaware Avenue intersection to parking.

5.
The DuPont Theatre is in the
Hotel du Pont Building.

From Baltimore on I-95 North

1.
Follow I-95 North to Wilmington Exit 7 marked "Route 52, Delaware Avenue."

2.
From right lane take Exit 7 onto Adams Street.

3.
At the third traffic light on Adams Street, turn right onto 11th Street.

4.
Follow 11th Street marked "52 South, Business District," bearing left through Delaware Avenue intersection to parking.

5.
The DuPont Theatre is in the
Hotel du Pont Building.

Downtown Wilmington

To reach Wilmington by train, please call AMTRAK at 800-872-7245 for Northeast Corridor service or SEPTA at 302-652-3278 for local train service.

www.dupont.com

Printed on Recycled Paper

E. I. DU PONT DE NEMOURS
AND COMPANY

Annual Meeting of Stockholders

April 27, 2005
10:30 a.m.

The DuPont Theatre
DuPont Building
1007 Market Street
Wilmington, Delaware

DETACH HERE

PROXY / VOTING INSTRUCTION CARD E. I. DU PONT DE NEMOURS AND COMPANY This Proxy is Solicited on Behalf of the Board of Directors.
P R O X Y
The undersigned hereby appoints C. J. Crawford, C. O. Holliday, Jr., and C. M. Vest, or any of them, each with power of substitution, as proxies for the undersigned to vote all shares of Common Stock of said Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on April 27, 2005, and any adjournments thereof, as hereinafter specified and, in their discretion, upon such other matters as may properly come before the meeting. The undersigned hereby revokes all proxies previously given.

As described on page 1 of the proxy statement, this proxy also provides voting instructions for shares held for the account of the undersigned in certain employee savings plans. A trustee for each plan will vote these shares as directed provided your voting instruction is received by April 21, 2005. A trustee for an employee savings plan may vote in its discretion all shares held in the plan for which no voting instructions are received. Other shares owned by you will be voted only if you sign and return a proxy card, vote by Internet or telephone, or attend the meeting and vote by ballot.

On matters for which you do not specify a choice, your shares will be voted in accordance with the recommendation of the Board of Directors.

Nominees for the Election of Directors are:
(01) A. J. P. Belda, (02) R. H. Brown, (03) C. J. Crawford, (04) J. T. Dillon,
(05) L. C. Duemling, (06) C. O. Holliday, Jr., (07) L. D. Juliber, (08) M. Naitoh,
(09) W. K. Reilly, (10) H. R. Sharp, III, and (11) C. M. Vest
PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
If you write in the space below, please mark the corresponding box on other side.
HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

Your shares will not be voted unless you vote by Internet or telephone as described on the other side or sign and return this card.

E. I. DU PONT DE NEMOURS AND COMPANY

C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8627
EDISON, NJ 08818-8627

Your vote is important. Please vote immediately.

Vote-by-Internet Log on to the Internet and go to http://www.eproxyvote.com/dd	[GRAPHIC]	OR	Vote-by-Telephone Call toll-free 1-877-PRX-VOTE (1-877-779-8683)	[GRAPHIC]

If you vote over the Internet or by telephone, please do not mail your card.

THANK YOU FOR VOTING.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example.	EDU

When properly executed this proxy will be voted in the manner directed herein.
If no direction is made, this proxy will be voted FOR proposals 1 and 2 and AGAINST proposals 3 through 9.

The Board of Directors recommends a vote "FOR" Board proposals 1 and 2.							The Board of Directors recommends a vote "AGAINST" the following stockholder proposals.

		FOR		WITHHELD					FOR	AGAINST	ABSTAIN
1.	On Election of Directors	☐		☐	(01) A. J. P. Belda	(07) L. D. Juliber	3.	On Government Service	☐	☐	☐
	For all nominees except as noted below				(02) R. H. Brown	(08) M. Naitoh	4.	On International Workplace Standards	☐	☐	☐
	☐				(03) C. J. Crawford	(09) W. K. Reilly	5.	On Executive Compensation	☐	☐	☐
					(04) J. T. Dillon	(10) H. R. Sharp, III	6.	On Animal Testing	☐	☐	☐
					(05) L. C. Duemling	(11) C. M. Vest	7.	On Genetically Modified Food	☐	☐	☐
					(06) C. O. Holliday, Jr.		8.	On Performance-Based Options	☐	☐	☐
		FOR	AGAINST	ABSTAIN			9.	On Disclosure of PFOA Coats	☐	☐	☐
2.	On Ratification of Independent Registered Public Accounting Firm	☐	☐	☐

									Send Annual Meeting Ticket ☐
							Change of Address/Comments ☐		Discontinue Annual Report Mailings for this Account ☐

							Please sign this proxy exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signer is a corporation, sign the full corporate name by duly authorized officer.

Signature:	Date:	Signature:	Date:

E. I. du Pont de Nemours and Company

Telephone Voting Script

Toll Free: 1-877-PRX-VOTE or 1-877-779-8683

1.
Welcome to the electronic voting system. Please have your proxy card or voting instruction sheet or ballot available before voting.

2.
Enter the series of numbers printed in the gray shaded box on your card, followed by the pound sign.

3.
One moment please while we verify your information.

4.
Enter the last four digits of the U.S. social security number or the U.S. taxpayer identification number for this account followed by the pound sign.

5.
The company that you are voting is E. I. du Pont de Nemours and Company.

6.
Your vote is subject to the same terms and authorizations as indicated on the proxy card. It also authorizes the named proxies to vote according to the instructions at the meeting of the stockholders.

7.
To vote all proposals in accordance with the recommendations of the Board of Directors, press 1. If you wish to vote on one proposal at a time, press 2.

    If 1, go to 17.
    If 2, go to 8.

8.
Item # 1. To vote for all nominees press 1. To withhold from all nominees press 2. To withhold from individual nominees press 3.

    If 1, go to 9.
    If 2, go to 9.
    If 3, go to     Director Exception.

  Director Exception

  Enter the two digit number next to the nominee from whom you would like to withhold your vote followed by the pound key. Or if you have completed voting on directors, press the pound key again. If you do not enter a two digit number, your vote will be recorded for all nominees.

    If 00, go to 9.
    If valid nominee number, go to     Next Nominee.

  Next Nominee

  To withhold your vote from another nominee enter the 2-digit number next to the nominee followed by the pound key, or if you have completed voting on directors press the pound key again.

    If 00, go to 9.
    If valid nominee number, go to     Next Nominee.

  Invalid Nominee Number

  You have entered an invalid nominee number.

    {Go to Next Nominee.}

1

9.
Item # 2. To vote for, press 1; against, press 2; to abstain, press 3.

    If 1, go to 10.
    If 2, go to 10.
    If 3, go to 10.

10.
Item # 3. To vote for, press 1; against, press 2; to abstain, press 3.

    If 1, go to 11.
    If 2, go to 11.
    If 3, go to 11.

11.
Item # 4. To vote for, press 1; against, press 2; to abstain, press 3.

    If 1, go to 12.
    If 2, go to 12.
    If 3, go to 12.

12.
Item # 5. To vote for, press 1; against, press 2; to abstain, press 3.

    If 1, go to 13.
    If 2, go to 13
    If 3, go to 13.

13.
Item # 6. To vote for, press 1; against, press 2; to abstain, press 3.

    If 1, go to 14.
    If 2, go to 14.
    If 3, go to 14.

14.
Item # 7. To vote for, press 1; against, press 2; to abstain, press 3.

    If 1, go to 15.
    If 2, go to 15.
    If 3, go to 15.

15.
Item # 8. To vote for, press 1; against, press 2; to abstain, press 3.

    If 1, go to 16.
    If 2, go to 16.
    If 3, go to 16.

16.
Item # 9. To vote for, press 1; against, press 2; to abstain, press 3.

    If 1, go to 17.
    If 2, go to 17.
    If 3, go to 17.

17.
If you would like to attend the annual meeting, press 1. If not, press 2.

    If 1, go to 18.
    If 2, go to 18.

18.
If you would like to discontinue mailing an annual report to this account, press 1. If not, press 2.

    If 1, go to 19.
    If 2, go to 19.

19.
You have cast your vote as follows:

  {Playback back the appropriate vote for this proxy card.}

2

  Default Playback

  You have voted in the manner recommended by the board of directors.

  Director Proposal Playback

  For all nominees

  Or
  For all nominees except: #
  Or
  Withhold For all nominees

  For/Against/Abstain Proposal Playback

  Item # {For -- Against -- Abstain}

20.
Your vote has been successfully recorded. It is not necessary for you to mail in your card. If you wish to vote another card or change your vote, press 1. Otherwise, please hang up. Thank you for voting.

  No Key Pressed

  Go to the same item (repeat three times); otherwise, go to Error.

  Invalid Number

  Go to the same item (repeat three times); otherwise, go to Error.

  Error

  We are unable to process your request at this time. Thank you for calling.

    {Call ends.}

3

VOTE BY NET

WELCOME!

STEP 1	STEP 2	STEP 3

Welcome to the EquiServe online voting wizard!

Just follow a few simple steps to complete the secure online voting process:

Authentication:	Login using your authentication number
Delivery Preference:	Setup future delivery of your annual meeting materials
Voting:	Cast your vote and receive your confirmation online
Finish:	Update your address and review other options

        If you have more than one proxy card, instruction card or ballot, please vote them one card at a time. To get started now, login below and click "Continue".

Step 1: Authentication

Enter the series of numbers printed in the grey shaded box on your proxy card, instruction sheet or ballot.
Enter the last 4 digits of the U.S. social security number (SSN) or the U.S. taxpayer identification number (TIN) for this account*	CONTINUE>>
*If you do not have a SSN or TIN for this account, please leave this box blank.

Name Line

Address Line

City, State Zip Line

DELIVERY PREFERENCE

Select how you would like to receive your future annual meeting materials:

  ☐
  Postal mail -or-

  ☐
  Electronically (VIEW TERMS AMD CONDITIONS FOR ELECTRONIC DELIVERY).

E-mail address (e.g., name@xyz.com)	[ ]
Enter e-mail address again for validation	[ ]

VOTE BY NET

PROXY / VOTING INSTRUCTIONS CARD

E  I. DU PONT DE NEMOURS AND COMPANY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints C. J. Crawford, C. O. Holliday, Jr., and C. M. Vest, or any of them, each with power of substitution, as proxies for the undersigned to vote all shares of Common Stock of said Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on April 27, 2005, and any adjournments thereof, as hereinafter specified and, in their discretion, upon such other matters as may properly come before the meeting. The undersigned hereby revokes all proxies previously given.

A described on page 1 of the proxy statement, this proxy also provides voting instructions for shares held for the account of the undersigned in certain employee savings plans. A trustee for each plan will vote these shares as directed provided your voting instruction is received by April 21, 2005. A TRUSTEE FOR AN EMPLOYEE SAVINGS PLAN MAY VOTE IN ITS DISCRETION ALL SHARES HELD IN THE PLAN FOR WHICH NO VOTING INSTRUCTIONS ARE RECEIVED. OTHER SHARES OWNED BY YOU WILL BE VOTED ONLY IF YOU SIGN AND RETURN A PROXY CARD, VOTE BY INTERNET OR TELEPHONE, OR ATTEND THE MEETING AND VOTE BY BALLOT.

On matters for which you do not specify a choice, your shares will be voted in accordance with the recommendation of the Board of Directors.

E. I. DU PONT DE NEMOURS AND COMPANY DIRECTORS RECOMMEND A VOTE:

  "FOR" ALL NOMINEES
  "FOR" PROPOSAL   2
  "AGAINST" PROPOSAL 3
  "AGAINST" PROPOSAL 4
  "AGAINST" PROPOSAL 5

Check this box to cast your vote in accordance with the recommendations of E. I. du Pont de Nemours and Company Directors:    ☐

E. I. DU PONT DE NEMOURS AND COMPANY DIRECTORS RECOMMEND A VOTE "FOR" ALL NOMINEES.

1.	Election of Directors	☐	FOR ALL NOMINEES, EXCEPT AS NOTED BELOW	☐	WITHHOLD AS TO ALL NOMINEES
☐ A. J. P. Belda ☐ J. T. Dillon ☐ L. D. Juliber ☐ H. R. Sharp, III	☐ R. H. Brown ☐ L. C. Duemling ☐ M. Naitoh ☐ C. M. Vest	☐ C. J. Crawford ☐ C. O. Holliday, Jr. ☐ W. K. Reilly
E. I. DU PONT DE NEMOURS AND COMPANY DIRECTORS RECOMMEND A VOTE "FOR" PROPOSAL 2.
2.	On Ratification of Independent Registered Public Accounting Firm	☐ FOR	☐ AGAINST	☐ ABSTAIN
E. I. DU PONT DE NEMOURS AND COMPANY DIRECTORS RECOMMEND A VOTE "AGAINST" PROPOSAL 3.
3.	On Government Service	☐ FOR	☐ AGAINST	☐ ABSTAIN
E. I. DU PONT DE NEMOURS AND COMPANY DIRECTORS RECOMMEND A VOTE "AGAINST" PROPOSAL 4.
4.	On International Workplace Standards	☐ FOR	☐ AGAINST	☐ ABSTAIN

E. I. DU PONT DE NEMOURS AND COMPANY DIRECTORS RECOMMEND A VOTE "AGAINST" PROPOSAL 5.
5.	On Executive Compensation	☐ FOR	☐ AGAINST	☐ ABSTAIN
E. I. DU PONT DE NEMOURS AND COMPANY DIRECTORS RECOMMEND A VOTE "AGAINST" PROPOSAL 6.
6.	On Animal Testing	☐ FOR	☐ AGAINST	☐ ABSTAIN
E. I. DU PONT DE NEMOURS AND COMPANY DIRECTORS RECOMMEND A VOTE "AGAINST" PROPOSAL 7.
7.	On Genetically Modified Food	☐ FOR	☐ AGAINST	☐ ABSTAIN
E. I. DU PONT DE NEMOURS AND COMPANY DIRECTORS RECOMMEND A VOTE "AGAINST" PROPOSAL 8.
8.	On Performance-Based Options	☐ FOR	☐ AGAINST	☐ ABSTAIN
E. I. DU PONT DE NEMOURS AND COMPANY DIRECTORS RECOMMEND A VOTE "AGAINST" PROPOSAL 9.
9.	On Disclosure on PFOA Costs	☐ FOR	☐ AGAINST	☐ ABSTAIN
IF APPLICABLE, CLICK THE OPTIONS BOX:		☐ Send Annual Meeting Ticket
☐ Discontinue Annual Report Mailings for this Account

To cast your vote please click "Submit".
(NOTE: Your vote will not be counted until you click "Submit".)

VOTE BY NET

Name Line

Address Line

City, State Zip Line

CONTROL NUMBER:

CONFIRMATION NUMBER:

Thank you for using EquiServe's Vote-By-Net facility.

STEP 3: SUMMARY OF YOUR VOTE

Your vote was recorded by EquiServe as follows:

1.	Election of Directors	( )
2.	On Ratification of Accountants	( )
3.	On Government Service	( )
4.	On International Workplace Standards	( )
5.	On Executive Compensation	( )
6.	On Animal Testing	( )
7.	On Genetically Modified Food	( )
8.	On Performance-Based Options	( )
9.	On Disclosure on PFOA Costs	( )
Send Annual Meeting Ticket		( )
Discontinue Annual Report Mailings for this account		( )

Delivery Preference

Please keep a copy for your records. To change your vote click "Back".

To change your address or provide a comment click "Options".

You can now VOTE ANOTHER BALLOT or go to E. I. DU PONT DE NEMOURS AND COMPANY HOMEPAGE or click "Finish" to exit to EquiServe Homepage.

QuickLinks

NOTICE OF ANNUAL MEETING
Proxy Statement
General Information
DUPONT BOARD OF DIRECTORS CORPORATE GOVERNANCE GUIDELINES
Audit Committee Report
Directors' Compensation
1 — ELECTION OF DIRECTORS
Ownership of Company Stock
Compensation Committee Report on Executive Compensation
COMPENSATION INFORMATION
2 — RATIFICATON OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors recommends that you vote "FOR" the following resolution
3 — STOCKHOLDER PROPOSAL ON GOVERNMENT SERVICE
Stockholder's Statement
Position of the Board of Directors The Board of Directors recommends that you vote "AGAINST" this proposal.
4 — STOCKHOLDER PROPOSAL ON INTERNATIONAL WORKPLACE STANDARDS
Stockholder's Statement
Position of the Board of Directors The Board of Directors recommends that you vote "AGAINST" this proposal.
5 — STOCKHOLDER PROPOSAL ON EXECUTIVE COMPENSATION
Stockholder's Statement
Position of the Board of Directors The Board of Directors recommends that you vote "AGAINST" this proposal.
6 — STOCKHOLDER PROPOSAL ON ANIMAL TESTING
Stockholder's Statement
Position of the Board of Directors The Board of Directors recommends that you vote "AGAINST" this proposal.
7 — STOCKHOLDER PROPOSAL ON GENETICALLY MODIFIED FOOD
Stockholder's Statement
Position of the Board of Directors The Board of Directors recommends that you vote "AGAINST" this proposal.
8 — STOCKHOLDER PROPOSAL ON PERFORMANCE-BASED OPTIONS
Stockholder's Statement
Position of the Board of Directors The Board of Directors recommends that you vote "AGAINST" this proposal.
9 — STOCKHOLDER PROPOSAL ON DISCLOSURE OF PFOA COSTS
Stockholder's Statement
Position of the Board of Directors The Board of Directors recommends that you vote "AGAINST" this proposal.
Other Matters
APPENDIX "A" E. I. DU PONT DE NEMOURS AND COMPANY AUDIT COMMITTEE CHARTER
APPENDIX "A-1" Summary of Audit Committee Policy on Pre-approval of Services Performed by the Independent Registered Public Accounting Firm
APPENDIX "B" E. I. DU PONT DE NEMOURS AND COMPANY COMPENSATION COMMITTEE CHARTER
APPENDIX "C" E. I. DU PONT DE NEMOURS AND COMPANY CORPORATE GOVERNANCE COMMITTEE CHARTER
APPENDIX "C-1" Director Nomination Process
DIRECTIONS TO THE DUPONT THEATRE
www.dupont.com